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                                                                   EXHIBIT 10.19



                           PURCHASE AND SALE AGREEMENT



        THIS PURCHASE AND SALE AGREEMENT (this "Agreement") is made and entered into as of the 18th day of March, 1999, by and between ARV ASSISTED LIVING, INC., a Delaware corporation ("ARV"), and BELLA VITA ARV, INC., a Florida corporation ("BVARV") (both of the foregoing being sometimes hereinafter collectively referred to as "Sellers"), and ASPEN AMBER PARK, LLC, a Colorado limited liability company ("Aspen Amber Park"), ASPEN BELLA VITA, LLC, a Colorado limited liability company ("Aspen Bella Vita"), ASPEN GAYTON TERRACE, LLC, a Colorado limited liability company ("Aspen Gayton Terrace"), ASPEN WOODSIDE VILLAGE, LLC, a Colorado limited liability company ("Aspen Woodside Village"), and ASPEN WYNDHAM LAKES, LLC, a Colorado limited liability company ("Aspen Wyndham Lakes") (all of the foregoing being sometimes hereinafter collectively referred to as "Purchasers").


                                    RECITALS

        This Agreement is made with respect to the following facts:

        A. ARV is the owner of that certain 122-unit retirement facility commonly known as "Amber Park," located at 3801 East Galbraith Road, in the City of Cincinnati, County of Hamilton, State of Ohio, consisting of (1) the real property legally described in EXHIBIT A attached hereto (the "Amber Park Land"),
(2) all buildings and other improvements located on the Amber Park Land (the "Amber Park Improvements"), and (3) those items of equipment and personal property owned by ARV which are used in connection with the maintenance and operation of the Amber Park Land and the Amber Park Improvements (the "Amber Park Personal Property").

        B. BVARV is the owner of that certain 114-unit retirement facility commonly known as "Bella Vita," located at 1420 E. Venice Avenue, in the City of Venice, County of Sarasota, State of Florida, consisting of (1) the real property legally described in EXHIBIT B attached hereto (the "Bella Vita Land"),
(2) all buildings and other improvements located on the Bella Vita Land (the "Bella Vita Improvements"), and (3) those items of equipment and personal property owned by BVARV or ARV which are used in connection with the maintenance and operation of the Bella Vita Land and the Bella Vita Improvements (the "Bella Vita Personal Property").

        C. ARV is the owner of that certain 96-unit retirement facility commonly known as "Gayton Terrace," located at 12401 Gayton Road, in the County of Henrico, State of Virginia, consisting of (1) the real property legally described in EXHIBIT C attached hereto (the "Gayton Terrace Land"), (2) all buildings and other improvements located on the Gayton Terrace Land (the "Gayton Terrace Improvements"), and (3) those items of equipment and personal property owned by ARV which are used in connection with the maintenance and operation of the Gayton Terrace Land and the Gayton Terrace Improvements (the "Gayton Terrace Personal Property").


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        D. ARV is the owner of that certain 215-unit retirement facility commonly known as "Woodside Village," located at 19455 Rockside Road, in the City of Bedford, County of Cuyahoga, State of Ohio, consisting of (1) the real property legally described in EXHIBIT D attached hereto (the "Woodside Village Land"), (2) all buildings and other improvements located on the Woodside Village Land (the "Woodside Village Improvements"), and (3) those items of equipment and personal property owned by ARV which are used in connection with the maintenance and operation of the Woodside Village Land and the Woodside Village Improvements (the "Woodside Village Personal Property").

        E. ARV is the owner of that certain 246-unit retirement facility commonly known as "Wyndham Lakes," located at 10660 Old St. Augustine Road, in the City of Jacksonville, County of Duval, State of Florida, consisting of (1) the real property legally described in EXHIBIT E attached hereto (the "Wyndham Lakes Land"), (2) all buildings and other improvements located on the Wyndham Lakes Land (the "Wyndham Lakes Improvements"), and (3) those items of equipment and personal property owned by ARV which are used in connection with the maintenance and operation of the Wyndham Lakes Land and the Wyndham Lakes Improvements (the "Wyndham Lakes Personal Property").

        F. Subject to and upon the terms and conditions set forth in this Agreement, (1) ARV wishes to sell the Amber Park Property (hereinafter defined) to Aspen Amber Park, and Aspen Amber Park wishes to acquire the Amber Park Property, (2) BVARV wishes to sell the Bella Vita Property (hereinafter defined) to Aspen Bella Vita, and Aspen Bella Vita wishes to acquire the Bella Vita Property, (3) ARV wishes to sell the Gayton Terrace Property (hereinafter defined) to Aspen Gayton Terrace, and Aspen Gayton Terrace wishes to acquire the Gayton Terrace Property, (4) ARV wishes to sell the Woodside Village Property (hereinafter defined) to Aspen Woodside Village, and Aspen Woodside Village wishes to acquire the Woodside Village Property, and (5) ARV wishes to sell the Wyndham Lakes Property (hereinafter defined) to Aspen Wyndham Lakes, and Aspen Wyndham Lakes wishes to acquire the Wyndham Lakes Property.


                                    AGREEMENT

    In consideration of the mutual promises and agreements set forth below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Incorporation of Recitals and Exhibits. The Recitals set forth above and the exhibits attached to this Agreement are hereby incorporated by this reference.

2. Definitions. As used in this Agreement, the following terms shall have the following meanings:

2.1 "Amber Park Loan" shall mean that certain loan from Bank United to ARV having an approximate principal balance of $3,500,000.

2.2 "Amber Park Property" shall mean, collectively, (a) the Amber Park Real Property, (b) the Amber Park Personal Property, (c) ARV's right, title and interest in and to all Contracts relating to the Amber Park Real Property or the Amber Park Personal Property, (d) ARV's

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     right, title and interest as landlord under all Leases affecting the Amber
     Park Real Property, (e) ARV's right, title and interest in and to all assignable Permits relating to the Amber Park Real Property, (f) ARV's right, title and interest in and to all Warranties relating to the Amber Park Real Property or the Amber Park Personal Property, (g) ARV's right, title and interest in and to all Plans relating to the Amber Lake Real Property and (h) ARV's right, title and interest in and to all Intangible Property relating to the Amber Park Real Property including, without limitation, the name "Amber Park."

2.3 "Amber Park Real Property" shall mean, collectively, the Amber Park Land and the Amber Park Improvements.

2.4 "Bella Vita Loan" shall mean that certain loan from Washington Federal Savings Bank to BVARV having an approximate principal balance of $6,280,000.

2.5 "Bella Vita Property" shall mean, collectively, (a) the Bella Vita Real Property, (b) the Bella Vita Personal Property, (c) BVARV's right, title and interest in and to all Contracts relating to the Bella Vita Real Property or the Bella Vita Personal Property, (d) BVARV's right, title and interest as landlord under all Leases affecting the Bella Vita Real Property, (e) BVARV's right, title and interest in and to all assignable Permits relating to the Bella Vita Real Property, (f) BVARV's right, title and interest in and to all Warranties relating to the Bella Vita Real Property or the Bella Vita Personal Property, (g) BVARV's right, title and interest in and to all Plans relating to the Bella Vita Real Property and
     (h) BVARV's right, title and interest in and to all Intangible Property relating to the Bella Vita Real Property including, without limitation, the name "Bella Vita."

2.6 "Bella Vita Real Property" shall mean, collectively, the Bella Vita Land and the Bella Vita Improvements.

2.7 "Contracts" shall mean, collectively, all agreements for the repair or maintenance of, or provision of services to, the Amber Park Real Property or the Amber Park Personal Property, the Bella Vita Real Property or the Bella Vita Personal Property, the Gayton Terrace Real Property or the Gayton Terrace Personal Property, the Woodside Village Real Property or the Woodside Village Personal Property, or the Wyndham Lakes Real Property or the Wyndham Lakes Personal Property, to the extent a Seller's interest thereunder is assignable and subject to Section 9.9 hereof.

2.8 "Gayton Terrace Property" shall mean, collectively, (a) the Gayton Terrace Real Property, (b) the Gayton Terrace Personal Property, (c) ARV's right, title and interest in and to all Contracts relating to the Gayton Terrace Real Property or the Gayton Terrace Personal Property, (d) ARV's right, title and interest as landlord under all Leases affecting the Gayton Terrace Real Property, (e) ARV's right, title and interest in and to all assignable Permits relating to the Gayton Terrace Real Property, (f) ARV's right, title and interest in and to all Warranties relating to the Gayton Terrace Real Property or the Gayton Terrace Personal Property, (g) ARV's right, title and interest in and to all Plans relating to the Gayton Terrace Real Property and (h) ARV's right, title and interest in and to all Intangible Property relating to the Gayton Terrace Real Property including, without limitation, the name "Gayton Terrace."



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2.9  "Gayton Terrace Real Property" shall mean, collectively, the Gayton Terrace
     Land and the Gayton Terrace Improvements.

2.10 "Improvements" shall mean, collectively, the Amber Park Improvements, the Bella Vita Improvements, the Gayton Terrace Improvements, the Woodside Village Improvements and the Wyndham Lakes Improvements.

2.11 "Intangible Property" shall mean any and all rights, privileges and appurtenances owned by each Seller and in any way related to, or used in connection with, the operation of the Real Property or Personal Property owned by such Seller, excluding such Seller's Real Property, Improvements, Personal Property, Leases, Contracts, Warranties, Permits and Plans.

2.12 "Leases" shall mean those leases or occupancy agreements affecting the Amber Park Property, the Bella Vita Property, the Gayton Terrace Property, the Woodside Village Property or the Wyndham Lakes Property, and all rent, income and proceeds arising therefrom and security and other deposits made by the tenants thereunder.

2.13 "Loans" shall mean, collectively, the Amber Park Loan, the Bella Vita Loan, the Woodside Village Loan and the Wyndham Lakes Loan.

2.14 "Permits" shall mean all governmental permits, licenses, certificates and authorizations relating to the use or operation of any of the Real Property including, without limitation, all permits, licenses, certificates and authorizations required for the use, occupancy, operation and management of the Real Property as an assisted living or residential care facility with all services currently provided at such Real Property as of the Effective Date.

2.15 "Personal Property" shall mean, collectively, the Amber Park Personal Property, the Bella Vita Personal Property, the Gayton Terrace Personal Property, the Woodside Village Personal Property and the Wyndham Lakes Personal Property.

2.16 "Plans" shall mean all site plans, surveys, soil and substratus studies, architectural drawings, plans and specifications, engineering plans and studies, electrical and mechanical plans and studies, floor plans, landscape plans, environmental assessment reports, engineering, structural or physical inspection reports, appraisals, feasibility studies, marketing plans and promotional materials, tenant questionnaires and studies and other plans and studies of any kind if existing and in a Seller's possession or control that relate to the Real Property or the Personal Property owned by such Seller.

2.17 "Properties" shall mean, collectively, the Amber Park Property, the Bella Vita Property, the Gayton Terrace Property, the Woodside Village Property and the Wyndham Lakes Property. A "Property" refers to one of the Properties, as the context may require.

2.18 "Real Property" shall mean, collectively, the Amber Park Real Property, the Bella Vita Real Property, the Gayton Terrace Real Property, the Woodside Village Real Property and the Wyndham Lakes Property.



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2.19 "Woodside Village Loan" shall mean that certain loan from Bank United to
     ARV having an approximate principal balance of $5,250,000.

2.20 "Woodside Village Property" shall mean, collectively, (a) the Woodside Village Real Property, (b) the Woodside Village Personal Property, (c) ARV's right, title and interest in and to all Contracts relating to the Woodside Village Real Property or the Woodside Village Personal Property,
     (d) ARV's right, title and interest as landlord under all Leases affecting the Woodside Village Real Property, (e) ARV's right, title and interest in and to all assignable Permits relating to the Woodside Village Real Property, (f) ARV's right, title and interest in and to all Warranties relating to the Woodside Village Real Property or the Woodside Village Personal Property, (g) ARV's right, title and interest in and to all Plans relating to the Woodside Village Real Property and (h) ARV's right, title and interest in and to all Intangible Property relating to the Woodside Village Real Property including, without limitation, the name "Woodside Village."

2.21 "Woodside Village Real Property" shall mean, collectively, the Woodside Village Land and the Woodside Village Improvements.

2.22 "Warranties" shall mean all unexpired assignable warranties and guarantees relating to the Amber Park Real Property or the Amber Park Personal Property, the Bella Vita Real Property or the Bella Vita Personal Property, the Gayton Terrace Real Property or the Gayton Terrace Personal Property, the Woodside Village Real Property or the Woodside Village Personal Property, or the Wyndham Lakes Real Property or the Wyndham Lakes Personal Property.

2.23 "Wyndham Lakes Loan" shall mean that certain loan from HRPT Properties Trust to ARV having an approximate principal balance of $5,000,000.

2.24 "Wyndham Lakes Property" shall mean, collectively, (a) the Wyndham Lakes Real Property, (b) the Wyndham Lakes Personal Property, (c) ARV's right, title and interest in and to all Contracts relating to the Wyndham Lakes Real Property or the Wyndham Lakes Personal Property, (d) ARV's right, title and interest as landlord under all Leases affecting the Wyndham Lakes Real Property, (e)ARV's right, title and interest in and to all assignable Permits relating to the Wyndham Lakes Real Property, (f) ARV's right, title and interest in and to all Warranties relating to the Wyndham Lakes Real Property or the Wyndham Lakes Personal Property, (g) ARV's right, title and interest in and to all Plans relating to the Wyndham Lakes Real Property and (h) ARV's right, title and interest in and to all Intangible Property relating to the Wyndham Lakes Real Property including, without limitation, the name "Wyndham Lakes."

2.25 "Wyndham Lakes Real Property" shall mean, collectively, the Wyndham Lakes Land and the Wyndham Lakes Improvements.



3. Purchase and Sale. Subject to and upon the terms and conditions set forth in this Agreement, (a) ARV wishes to sell the Amber Park Property to Aspen Amber Park, and Aspen Amber Park wishes to acquire the Amber Park Property,
     (b) BVARV wishes to sell the Bella Vita Property to Aspen Bella Vita, and Aspen Bella Vita wishes to acquire the Bella Vita



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     Property, (c) ARV wishes to sell the Gayton Terrace Property to Aspen
     Gayton Terrace, and Aspen Gayton Terrace wishes to acquire the Gayton Terrace Property, (d) ARV wishes to sell the Woodside Village Property to Aspen Woodside Village, and Aspen Woodside Village wishes to acquire the Woodside Village Property, and (e) ARV wishes to sell the Wyndham Lakes Property to Aspen Wyndham Lakes, and Aspen Wyndham Lakes wishes to acquire the Wyndham Lakes Property. For purposes of this Agreement, "Effective Date" shall mean the date of mutual execution and delivery of this Agreement by all of the parties hereto.

4. Purchase Price. The aggregate purchase price for the Properties (the "Purchase Price") shall be $32,250,000.

4.1 Allocation of Purchase Price. The Purchase Price shall be allocated as follows:

Amber Park                   $ 2,850,000
Bella Vita                     8,500,000
Gayton Terrace                 7,300,000
Woodside Village              11,350,000
Wyndham Lakes                  2,250,000
                             -----------
TOTAL                        $32,250,000

     Such allocation shall be binding on Sellers and Purchasers for all purposes under this Agreement, including, without limitation, whenever and wherever the values of the Properties must be separately stated in any instrument or document which, pursuant to applicable law, must be filed with any public agency or entity in connection with the closing of the transaction contemplated by this Agreement.

4.2  Payment of Purchase Price. The Purchase Price shall be payable as follows:

4.2.1 The sum of $1,000,000 (together with all accrued interest thereon, the "Deposit") shall be paid by Purchaser to First American Heritage Title Company, 633 Seventeenth Street, Suite 1700, Denver, Colorado 80202 ("Escrow Agent"), in immediately available funds on or before March 26, 1999. Escrow Agent shall deposit such sum in an interest-bearing account and hold such money as an earnest money deposit hereunder. The Deposit shall be allocated among the Properties as follows:

Amber Park                 $ 88,375
Bella Vita                  263,550
Gayton Terrace              226,350
Woodside Village            351,950



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
Wyndham Lakes                69,775
                         ----------
TOTAL                    $1,000,000

     This Agreement constitutes the joint instructions of Sellers and Purchasers to Escrow Agent to hold and disburse the Deposit in accordance with the provisions of this Agreement, and to perform all other duties and obligations of Escrow Agent hereunder. If requested by Escrow Agent, Sellers and Purchasers shall join in the execution of separate instructions confirming the duties and obligations of Escrow Agent with respect to the Deposit and otherwise.

4.2.2 A portion of the Purchase Price shall be paid by Purchasers' assumption of the Loans, in accordance with the terms and conditions of Section 7 hereof. The Purchase Price shall be credited in an amount equal to the aggregate principal indebtedness at the time of Closing under the Loans which were assumed by Purchasers. Without limiting the foregoing, but subject to
     Section 7.1.5 hereof, if the outstanding principal balance of a Loan assumed by a Purchaser is greater than the portion of the Purchase Price allocable to the Property to which such Loan relates, then the aggregate Purchase Price allocable to the other Properties not yet closed shall be credited in an amount equal to such excess outstanding indebtedness.

4.2.3 The balance of the Purchase Price, subject to adjustment in accordance with Section 11 hereof, shall be delivered into escrow with Escrow Agent at least one (1) business day prior to the closing of the purchase transaction contemplated hereby with respect to each Property (the "Closing") in cash, by certified or cashier's check, wire transfer or other immediately available funds.

5.   Purchasers' Investigations.

5.1 Inspection Period. Purchasers shall have until 11:59 p.m., Mountain Time, on March 18, 1999 (the "Inspection Period") to investigate the Properties and all matters relevant to the acquisition, financing, ownership, operation and marketability thereof. Such right of investigation shall include, without limitation, the right to have made, at Purchasers' expense, any studies or inspections of the Properties that Purchasers may reasonably deem necessary or appropriate. Sellers agree to cooperate reasonably with any such investigations, inspections or studies made by or at Purchasers' direction so long as such cooperation is at no expense or liability to any Sellers. Purchasers shall conduct all such inspections in a reasonable manner consistent with and not likely to disturb the normal operations of the Properties and so as to minimize disruption to the residents of the Properties. Promptly after undertaking any testing or inspection, Purchasers shall restore each Property to its condition prior to any such test or inspection. If Purchasers terminate this Agreement under this Section, then, upon Sellers' reimbursement of Purchasers for any costs incurred in connection therewith, Purchasers shall provide Sellers with the results of any test, report, study or other non-privileged document obtained by Purchasers in connection with any of their inspections.

5.2  Due Diligence Materials.

5.2.1 Property Documents. At all times from and after the Effective Date, Sellers shall make available to Purchasers, at the offices of Aspen Retirement Corporation, 252 Clayton Street,



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     Second Floor, Denver, Colorado 80206, and/or at the Properties, all of the
     books, records and documents in any way related to the development, ownership, use, financing, operation, maintenance, occupancy or marketability of any of the Properties which are in the possession or control of Sellers or Sellers' agents, including, without limitation, the following: (a) a list of the Personal Property, (b) a written description of all inventories of food and medical supplies (the "Food and Medical Inventories") then maintained by Sellers in connection with the Properties,
     (c) a list of all Contracts, together with copies of all written Contracts and a written description of all unwritten or oral Contracts, (d) copies of any Permits and Warranties, (e) copies of the Leases, (f) copies of all documents relating to the Loans, including, but not limited to, promissory notes, deeds of trust, guaranties, environmental indemnity agreements, default notices, and all other certificates, affidavits, notices, agreements and other instruments relating to the Loans, (g) copies of each Seller's financial statements for the years 1996, 1997 and 1998 and each Seller's financial statements for the first two (2) months of 1999, (h) copies of the most recent ad valorem tax statements covering the Real Property and the Personal Property, together with a copy of any notice of increase in valuation or taxes received by each Seller since such tax statements were issued, (i) copies of all inspection reports and surveys relating to any of the Properties, including without limitation, all department of health, social services, sanitation and fire reports and surveys, (j) all Plans and (k) such other documents as Purchasers may request including, without limitation, those materials described in EXHIBIT F attached hereto.

5.2.2 Rent Roll. Each Seller has delivered to the applicable Purchaser a rent roll (the "Rent Roll"), certified by such Seller as true, accurate and complete as of a date no earlier than the Effective Date, containing the following information for each of the Leases: the name of the tenant; the apartment, by number, leased by each tenant; the type of apartment leased by each tenant (e.g., studio, 1-bedroom, etc.) and the area, in square feet, of each such apartment, together with the same information for each vacant apartment in the Improvements; the term of each such lease, tenancy or other occupancy arrangement; the amount of any security or other refundable deposit held on behalf of any tenant; the total amount of rent (including base rent and any additional rent, e.g. for rental of appliances, assisted living or other services) due from each tenant per month; the current asking rent for each apartment; any existing monetary defaults by the tenants under any of such Leases and any existing defaults by the landlord or nonmonetary defaults by the tenants under any of such Leases; any concessions or free rent that any of such tenants have been granted in the past or to which they are entitled in the future; and the amount of any rents that have been paid in advance under any of such leases, tenancies or other occupancy arrangements (other than for the current month).

5.2.3 Title and Survey. Sellers represent to Purchasers that Sellers have furnished Purchasers with true and complete copies of (a) each Seller's owner's title insurance policy relating to the Properties and (b) the most recent survey of each Property in the possession or control of Sellers or Sellers' agents (the "Surveys"). Purchaser has requested title insurance commitments or title reports from First American Title Insurance Company (the "Title Company"), including copies of all recorded exceptions to title referred to therein (collectively, the "Title Commitments"), reflecting title to each Property. Sellers acknowledge receipt from Purchasers' counsel of three letters dated March 23, 1999 and March 24, 1999 (collectively, the "Title Letter"), setting forth Purchasers' objections with



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     respect to the Title Commitments and UCC searches conducted by Purchasers, and Sellers shall, at their sole expense, prior to the Closing, use their best efforts to cure such objections. Failure of Purchasers to disapprove of any exception not objected to in the Title Letter will be deemed to evidence Purchasers' approval of such exception (but without waiving any covenant, warranty or representation of Sellers pursuant to this Agreement). Sellers' obligation to cure such exceptions may, if such method is acceptable to Purchasers as to any specific exception, include the obligation to obtain title insurance for the applicable Purchaser against such exception and to pay additional premiums or costs which the Title Company charges for such protection. If despite Sellers' best efforts to cure such exceptions, each of such exceptions has not been cured by Sellers prior to the Closing, then, notwithstanding anything to the contrary in this Agreement, Purchasers may at their option terminate this Agreement and receive a refund of the Deposit, whereupon the parties will be relieved from all obligations hereunder except for those obligations which survive termination of this Agreement (the "Surviving Obligations") or waive their objections to title and proceed in accordance with this Agreement. If Purchasers do not terminate this Agreement pursuant to this Section or
     Section 5.3 hereof, then the "Permitted Exceptions" hereunder shall be any encumbrance or exception arising from the acts or omissions of Purchasers and the exceptions to title disclosed in the Title Commitments, excluding
     (a) any delinquent taxes or assessments, (b) subject to Section 7 hereof, any monetary liens or encumbrances, (c) the standard printed exceptions or
     (d) any exceptions to which Purchasers object in writing during the Inspection Period. If required to cause the Title Company to delete the standard printed exceptions from any owner's title insurance policy to be issued to a Purchaser at the Closing, Sellers will execute such certificates, affidavits or other instruments as the Title Company may require to confirm that no changes have been made to any Property since the date of the Survey applicable to such Property.

5.3 Termination. If, on or before 11:59 p.m., Mountain Time, on March 18, 1999, Purchasers give Sellers written notice ("Notice of Disapproval") setting forth Purchasers' dissatisfaction with the Properties for any reason whatsoever in Purchasers' sole discretion, and states in such notice Purchasers' unequivocal election to terminate this Agreement, then the Deposit shall be returned to Purchasers, this Agreement shall terminate and both parties shall be relieved from any further liability hereunder, except for the Surviving Obligations. Subject to Section 5.2.3 hereof, Purchasers' failure to provide a Notice of Disapproval on or before the expiration of the Inspection Period shall constitute Purchasers' approval of all such matters relating to the Properties, but without waiving or limiting any rights Purchasers have with respect to any violation of any covenant, warranty or representation of Sellers pursuant to this Agreement. If Purchasers do not terminate this Agreement as described in the preceding sentence, then this Agreement shall remain in full force and effect in accordance with its terms, and the Deposit shall become nonrefundable, subject only to those terms of this Agreement which provide for a refund of the Deposit to Purchasers after expiration of the Inspection Period.


5.4 Indemnity. The applicable Purchaser shall indemnify, defend and hold the applicable Seller, its shareholders, directors, officers, employees, agents, successors and assigns harmless from and against any expenses, damages and liabilities, including reasonable attorneys' fees, that such Seller, its shareholders, directors, officers, employees, agents, successors or assigns may suffer or incur arising out of any claims for property damage, personal injury or claims



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

     from materialmen or laborers which in turn arise from such Purchaser's investigations under this Section 5. These indemnification obligations of Purchasers shall survive any termination of this Agreement.

6. Title Defects. If any update of a Title Commitment delivered after the Inspection Period shall show any exceptions which are not Permitted Exceptions (each, a "New Exception") or shall contain any additional requirements, Sellers shall, at their sole expense, use their best efforts prior to Closing, to cure such New Exceptions and satisfy such requirements. Sellers' obligation to cure such New Exceptions shall, if such method is acceptable to Purchasers as to any specific exception, include the obligation to obtain title insurance for Purchasers against such exception and to pay additional premiums or costs which the Title Company charges for such protection. If Sellers are unable, after using their best efforts, to cure a New Exception, Purchasers shall be entitled to all rights and remedies therefor, including, without limitation, specific performance with abatement, damages and/or termination of this Agreement. If this Agreement is terminated under any provision of this Section, the Deposit shall be returned to Purchasers and all parties shall be relieved of any further obligations hereunder.

7.   Financings; Approvals.

7.1.1 Assumption of Loans. Sellers have informed Purchasers that (a) the Amber Park Property is financed by the Amber Park Loan, (b) the Bella Vita Property is financed by the Bella Vita Loan, (c) the Woodside Village Property is financed by the Woodside Village Loan and (d) the Wyndham Lakes Property is financed by the Wyndham Lakes Loan. Aspen Amber Park wishes to assume the Amber Park Loan, Aspen Bella Vita wishes to assume the Bella Vita Loan, Aspen Woodside Village wishes to assume the Woodside Village Loan, and Aspen Wyndham Lakes wishes to assume the Wyndham Lakes Loan. In furtherance hereof, Sellers authorize Purchasers to communicate with the lenders ("Lenders"; for purposes of the Bella Vita Loan, the term "Lender" shall include the U.S. Department of Housing and Urban Development ("HUD")) under the Loans for the purpose of evaluating the applicable Purchaser's assumption of the applicable Loan, and Sellers and Purchasers agree to cooperate with each other to obtain the applicable Lender's consent to assumption of its Loan by the applicable Purchaser, and such cooperation will include the parties' prompt delivery to the Lenders of such financial and other information as the Lenders may reasonably require.

7.1.2 Loan Terms. Except as otherwise expressly provided in this Section 7.1.2 with respect to the Amber Park Loan and the Woodside Village Loan, no Purchaser shall be deemed to have agreed to assume any Loan if a Lender's consent thereto is conditioned upon a requirement that any person or entity provides any guaranties of the Loan or upon any change in the terms of such Loan or if the assumption documents are not satisfactory in form and substance to Purchasers in their sole discretion; provided, however, that notwithstanding the foregoing, the parties agree to cooperate with each other in requesting the Lender of the Amber Park Loan and the Woodside Village Loan to extend the stated maturity date of such Loans. If a Lender states its willingness to allow a Purchaser to assume the Loan provided that such Purchaser causes another person or entity to provide a guaranty or agrees to a change in the terms thereof (either of which is referred to herein as "Changed Loan Terms"), including without limitation, an increased interest rate or shortened maturity date, or if the assumption documents are not satisfactory in form and substance to Purchasers in their sole discretion, then, subject to the provisions of Section 7.1.4 and 7.1.5, Purchasers may prior to Closing elect to terminate this Agreement, whereupon the Deposit shall be returned to Purchasers and both parties shall be relieved of any further liabilities or obligations hereunder except for the Surviving Obligations.

7.1.3 Lender Fees and Expenses. Purchasers shall be responsible for the payment of any and all review fees, processing fees, transfer fees, assumption fees, appraisal fees, title insurance premiums and other fees and expenses, including attorneys' fees and expenses, incurred by Lenders in connection with their review and evaluation of the sale of the applicable Property and the applicable Purchaser's assumption of the applicable Loan (collectively, "Lenders' Fees"), except that Sellers shall be responsible for all Lenders' Fees payable in connection with Aspen Bella Vita's assumption of the Bella Vita Loan and except that Sellers and Purchaser will share equally any assumption fee charged by the Lender of the Wyndham Lakes Loan. The parties' liability for the payment of Lenders' Fees shall survive Closing or any termination of this Agreement.

7.1.4 Amber Park and Woodside Village Loans. If the Lender under the Amber Park Loan and/or the Woodside Village Loan shall fail to approve the applicable Purchaser's assumption of such Loan on or before the date of Closing, or shall condition such approval on the applicable Purchaser's consent to Changed Loan Terms or upon the applicable Purchaser's execution of assumption documents not satisfactory in form and substance to such Purchaser in its sole discretion, then the parties shall nonetheless proceed to Closing (subject to Sections 7.1.5 and 7.2 hereof), the applicable Purchaser shall pay the Purchase Price for such Property in cash or other immediately available funds, and the applicable Seller shall cause such Lender to release the applicable Property from all of its liens. In such instance, the applicable Seller shall be responsible for the payment of all prepayment fees or penalties arising out of the prepayment of any such Loan.

7.1.5 Bella Vita and Wyndham Lakes Loans. If the Lender under the Bella Vita Loan and/or the Wyndham Lakes Loan shall fail to approve the applicable Purchaser's assumption of such Loan on or before the Closing Date, or shall condition such approval on the applicable Purchaser's consent to Changed Loan Terms, or upon the applicable Purchaser's execution of assumption documents not satisfactory in form and substance to such Purchaser in its sole discretion, then the applicable Purchaser may elect by written notice to Sellers to periodically extend the Closing Date with respect to the applicable Property for a total period not to exceed one hundred eighty
     (180) days within which the applicable Purchaser shall continue its efforts to obtain the Lender's approval without any Changed Loan Terms; provided, that such 180-day period may be extended at such Purchaser's election for an additional period not to exceed ninety (90) days so long as the applicable Lender is continuing to review the parties' application for such Purchaser's assumption of the Loan. If,at the expiration of such one hundred eighty (180)- day period, as it may have been extended, (a) the Lender under the Bella Vita Loan has not granted such approval, then this Agreement shall terminate with respect to the Bella Vita Property, and Sellers and Purchasers shall be relieved of all further obligations hereunder (except Surviving Obligations) insofar as such obligations apply to the Bella Vita Property, and the allocable portion of the Deposit will be returned to Purchasers, and (b) the Lender under the Wyndham Lakes Loan has not granted such approval, then Aspen Wyndham Lakes shall pay the Purchase Price for the Wyndham Lakes Property in cash or other immediately available funds, and ARV shall cause such Lender to release the Wyndham Lakes Property from all of its liens; in such instance, ARV shall be responsible for the payment of all prepayment fees or penalties arising out of the prepayment of such Loan. Notwithstanding anything in Section 4.2.2 hereof to the contrary, if the principal amount to be assumed under the Wyndham Lakes Loan is greater than the Purchase Price allocable to the Wyndham Lakes Property and the sale of all of the other Properties has previously closed, then ARV shall (a) prepay such portion of the Wyndham Lakes Loan as is necessary to reduce the outstanding principal balance of such Loan to the principal amount of such Loan to be assumed by Aspen Wyndham Lakes and shall pay all prepayment fees and penalties associated therewith (and Aspen agrees that ARV may negotiate the amount of such prepayment fees and penalties with the Lender) and (b) pay to Aspen Wyndham Lakes an amount equal to the difference between the Purchase Price allocable to the Wyndham Lakes Property and the outstanding principal indebtedness to be assumed by Aspen Wyndham Lakes with respect to the Wyndham Lakes Loan; provided, that if ARV shall fail to make the payments described in the preceding sentence, this Agreement shall terminate with respect to the Wyndham Lakes Property and Sellers and Purchasers shall be relieved of all further obligations hereunder (except Surviving Obligations) insofar as such obligations apply to the Wyndham Lakes Property, and the allocable portion of the Deposit will be returned to Purchasers. Purchasers shall proceed diligently and in good faith to obtain the approval of the applicable Lenders to the applicable Purchaser's assumption of the Bella Vita Loan and the Wyndham Lakes Loan, provided that nothing herein shall obligate Purchasers to accept any Changed Loan Terms or assumption documents not satisfactory to it in its sole discretion.

7.2  Gayton Terrace Approval.

7.2.1 HUD Consent. The parties acknowledge that pursuant to a Foreclosure Sale Use Agreement dated August 26, 1996, between ARV and HUD, HUD must deliver its written consent (the "HUD Consent") to ARV's sale of the Gayton Terrace Property to Aspen Gayton Terrace. Sellers and Purchasers agree to cooperate with each other to obtain the HUD Consent, and Purchasers shall proceed diligently and in good faith to obtain the HUD Consent. If the HUD Consent, in form and substance reasonably satisfactory to Purchasers, has not been obtained on or before the Closing Date, then Aspen Gayton Terrace may elect by written notice to ARV to periodically extend the Closing Date with respect to the Gayton Terrace Property for a total period not to exceed one hundred eighty (180) days within which Aspen Gayton Terrace shall continue its efforts to obtain the HUD Consent; provided, that such 180-day period may be extended at Aspen Gayton Terrace's election for an additional period not to exceed ninety (90) days so long as HUD is continuing to review the parties' application for Aspen Gayton Terrace's acquisition fo the Gayton Terrace Property. If, at the expiration of such one hundred eighty (180)- day period, as it may have been extended, HUD has not delivered the HUD Consent, then this Agreement shall terminate with respect to the Gayton Terrace Property, and Sellers and Purchasers shall be relieved of all further obligations hereunder (except Surviving Obligations) insofar as such obligations apply to the

     Gayton Terrace Property, and the allocable portion of the Deposit will be returned to Purchasers.

7.2.2 Gayton Terrace Loan. If the parties have not received the HUD Consent on or before the Closing Date, then Aspen Gayton Terrace shall on the Closing Date make a loan to ARV (the "Gayton Terrace Loan") in the stated principal amount of $2,000,000, subject to and upon the terms and conditions set forth in this Section. The Gayton Terrace Loan shall bear interest at a non-default rate of fifteen percent (15%) per annum and shall mature on March 30, 2000; prior to the maturity of the Gayton Terrace Loan, payments of interest only in arrears shall be due and payable on the first (1st) day of each month. The Loan shall be evidenced by a promissory note made by ARV to Aspen Gayton Terrace and will be secured by a deed of trust or mortgage, as customary in the Commonwealth of Virginia (the "Gayton Terrace Mortgage"), and by an assignment of leases and rents. Such loan documents shall be negotiated by the parties prior to the Closing Date, and Aspen Gayton Terrace's agreement to make the Gayton Terrace Loan shall be subject to ARV's execution and delivery of loan documents in form and substance satisfactory to Aspen Gayton Terrace in its sole discretion. The Gayton Terrace Mortgage shall constitute a second lien against the Gayton Terrace Property, subject only to a first lien in favor of Imperial Bank, as agent ("Imperial"), securing a line of credit in the stated amount of $10,000,000 (the "Imperial Bank Lien"). A default under the Imperial Bank Lien or the loan secured thereby shall constitute a default under the Gayton Terrace Loan. It shall be a condition to Aspen Gayton Terrace making the Gayton Terrace Loan that Imperial Bank and Aspen Gayton Terrace enter into one or more subordination and intercreditor agreements (collectively, the "Intercreditor Agreement") that provide, among other things, that (a) Imperial shall approve the Gayton Terrace Loan and the recordation of the Gayton Terrace Mortgage, (b) Imperial shall be obligated to release the Imperial Bank Lien upon payment of a release price of $4,571,622, and (c) Aspen Gayton Terrace shall acknowledge that the Gayton Terrace Mortgage shall be junior and subordinate to the Imperial Lien. If the Intercreditor Agreement has not been executed and delivered by Imperial on or before the Closing Date, then the period for obtaining the Intercreditor Agreement and Aspen Gayton Terrace's making the Gayton Terrace Loan shall be extended to April 30, 1999; if the Intercreditor Agreement has not been executed and delivered by Imperial on or before April 30, 1999, (i) Aspen Gayton Terrace shall not make the Gayton Terrace Loan, and (ii) Aspen Gayton Terrace's right to acquire the Gayton Terrace Property in accordance with the terms and conditions of this Agreement shall remain in full force and effect, and the parties shall proceed under Section 7.3 hereof. At the Closing of the Gayton Terrace Property, all principal of, accrued interest on and other amounts outstanding under the Gayton Terrace Loan shall be credited against the Purchase Price allocable to the Gayton Terrace Property, which credit shall satisfy the Gayton Terrace Loan. ARV shall be responsible for all out-of-pocket costs and expenses relating to the Gayton Terrace Loan, including recording costs and the costs of a mortgagee's title insurance policy in favor of Aspen Gayton Terrace, insuring the Gayton Terrace Mortgage in the amount of the Gayton Terrace Loan, subject only to the Permitted Exceptions and the Imperial Bank Lien. All of ARV's obligations under and with respect to the Gayton Terrace Loan shall be deemed to be Surviving Obligations for purposes of this Agreement.

7.3 Escrowed Documents. In the event that, on or before the Closing Date, the Lender under the Bella Vita Loan has not approved Aspen Bella Vita's assumption of the Bella Vita Loan, the Lender under the Wyndham Lakes Loan has not approved Aspen Wyndham Lakes' assumption of the Wyndham Lakes Loan and/or HUD has not delivered the HUD Consent with respect to the Gayton Terrace Property, then the parties shall nonetheless execute all of the documents contemplated by Section 10.2 hereof with respect to the Bella Vita Property, the Wyndham Lakes Property and the Gayton Terrace Property (except the settlement statements described in Section 10.2.18) and deliver original, undated counterparts of all such documents to the Title Company to hold in escrow pending the parties' receipt of the applicable approvals. On the Closing Date, the parties will execute (a) an escrow agreement directing the Title Company to hold all such documents relating to the Bella Vita Property in escrow until the first to occur of (i) the parties' receipt of the Lender's approval of Aspen Bella Vita's assumption of the Bella Vita Loan in accordance with Section 7.1.5 hereof, in which event the Title Company shall be directed to close the sale of the Bella Vita Property and the parties shall execute settlement statements and such other remaining documents as may be required to close the sale of the Bella Vita Property or (ii) termination of this Agreement with respect to the Bella Vita Property in accordance with Section 7.1.5 hereof, whereupon the Title Company shall be directed to return all of the escrowed documents to the respective parties who deposited such documents; (b) an escrow agreement directing the Title Company to hold all such documents relating to the Wyndham Lakes Property in escrow until the first to occur of the parties' receipt of the Lender's approval of Aspen Wyndham Lakes' assumption of the Wyndham Lakes Loan in accordance with Section 7.1.5 hereof or the Lender's failure to grant such approval, in which event the Title Company shall be directed to close the sale of the Wyndham Lakes Property and the parties shall execute settlement statements and such other remaining documents as may be required to close the sale of the Wyndham Lakes Property in accordance with Section 7.1.5 hereof; and (c) an escrow agreement directing the Title Company to hold all such documents relating to the Gayton Terrace Property in escrow until the first to occur of (i) the parties' receipt of the HUD Consent in the form prescribed by Section 7.2.1 hereof, in which event the Title Company shall be directed to close the sale of the Gayton Terrace Property and the parties shall execute settlement statements and such other remaining documents as may be required to close the sale of the Gayton Terrace Property or (ii) termination of this Agreement with respect to the Gayton Terrace Property in accordance with Section 7.2.1 hereof, whereupon the Title Company shall be directed to return all of the escrowed documents to the respective parties who deposited such documents. The parties will share equally all escrow fees charged by the Title Company in connection with the escrow agreements described herein.

8.   Representations and Warranties.

8.1 Seller Representations. Each Seller represents and warrants to the applicable Purchaser, with respect to such Seller and the Property to be conveyed to such Purchaser by such Seller, as follows:

8.1.1 ARV is a corporation, duly organized and existing and in good standing under the laws of the State of Delaware. ARV is qualified to transact business, and is in good standing, as a foreign corporation in the States of Florida, Ohio and Virginia. ARV has full right and authority to enter into this Agreement and to consummate the transactions contemplated hereby. Each of the persons signing this Agreement on behalf of ARV is authorized to do so. ARV shall furnish to Purchasers any and all documents to evidence such authority as Purchasers shall reasonably request.

8.1.2 BVARV is a corporation, duly organized and existing and in good standing under the laws of the State of Florida. BVARV has full right and authority to enter into this Agreement and to consummate the transactions contemplated hereby. Each of the persons signing this Agreement on behalf of BVARV is authorized to do so. BVARV shall furnish to Purchasers any and all documents to evidence such authority as Purchasers shall reasonably request.

8.1.3 Seller is not a "foreign person" within the meaning of Section 1445 of the Internal Revenue Code.

8.1.4 Seller has not granted to any party other than Purchaser any option, contract or other agreement with respect to a purchase or sale of the Property to be conveyed by Seller or any portion thereof.

8.1.5 No third party approval or consent is required to enter into this Agreement or to consummate the transaction contemplated hereby, except to the extent that Lender approvals are required under Section 7 hereof and except for the HUD Consent. To the best of Seller's knowledge, the entering into and consummation of the transactions contemplated hereby will not conflict with, or with or without notice or the passage of time or both, constitute a default under, any contract, lease or other agreement to which Seller is a party or by which Seller may be bound or of any law, rule, license, regulation, judgment, order or decree governing or affecting any Seller or Property. This Agreement and all documents required hereby to be executed by Seller are and shall be valid, legally binding obligations of and enforceable against Seller in accordance with their terms.

8.1.6 To Seller's knowledge, Seller is not in default of any of its obligations under the Permitted Exceptions or the Contracts. There are no Contracts other than those set forth on the list of Contracts made available by Seller to Purchaser hereunder. The copies of all Contracts delivered by Seller to Purchaser hereunder are true, accurate and complete copies of such documents (including all amendments or modifications thereto) and the written descriptions of oral or unwritten Contracts are true, accurate and complete and do not omit any material terms. All Contracts which are assigned to Purchaser at Closing pursuant to Section 9.9 are in full force and effect and unmodified and no party to such Contracts is in default or breach under the terms and conditions thereof. Except for the Permitted Exceptions, the Leases and the Contracts assigned to Purchaser at Closing pursuant to Section 9.9, there are no contracts, agreements or obligations of any kind or nature relating to the Property and to which Purchaser will be bound or the Property will be subject after Closing.

8.1.7 Seller has not entered into any labor union agreements or collective bargaining agreements with respect to the Property or any employee working at or for the Property. Subject to Sections 9.1 and 10.3 hereof, there are no employees of Seller employed in connection with the use, management, maintenance or operation of the Property whose employment will continue after the Closing Date. Pending Seller's receipt of a notice from Purchaser as described in Section 9.1 hereof, Seller will not transfer any employees to other facilities owned or operated by Seller or any of its affiliates or offer other employment to any employees employed in connection with the use, management, maintenance or operation of the Property. Seller has not received any notice of any violation of any law applicable to the employment of persons at the Property to be conveyed by such Seller. No labor union or collective bargaining representative represents any of the employees at the Property and there is no ongoing union campaign to solicit the employees' authorization of a union or to request National Labor Relations Board certification of a union election.

8.1.8 Seller has not received any notice of a violation of the Occupational Safety and Health Act or similar applicable federal or state laws.

8.1.9 Seller has good and marketable fee simple title to the Property, free and clear of all matters affecting title to the Property, except for the Permitted Exceptions and the Leases.

8.1.10 Except for any parties in possession pursuant to, and any rights of possession granted under, the Leases, the Permitted Exceptions or the Contracts, there are no parties in possession of any part of the Real Property, and there are no other rights of possession which have been granted to any third party or parties.

8.1.11 There are no mechanics' or materialmen's liens of record against the Property, nor are there any unsatisfied charges, debts, liabilities, claims or obligations arising from the construction, ownership, maintenance or operation of or otherwise relating to the Property, which could give rise to any mechanic's or materialmen's or constitutional, statutory or common law lien against the Property, or any part thereof.

8.1.12 Each of the Leases is with a bona fide tenant in possession or with a right to possession of the demised premises. Each of the Leases is in full force and effect, has not been modified, amended or rescinded and the rights of each tenant thereunder are as tenants only (no tenant under any of the Leases has any ownership interest or option or right of first refusal to acquire any ownership interest in the Property and no such tenant has any right or option to renew or extend the lease term or to lease additional space except as provided in its Lease and as specifically noted in the Rent Roll). No Lease has a term longer than twelve (12) months. No commissions to any broker or leasing agent are due or will become due on account of any of the Leases or upon extension or renewal of the original term thereof, whether or not pursuant to an option contained in such lease. To Seller's knowledge, no default (including a default with respect to the payment of rent) exists or is claimed to exist on the part of the tenant under any of the Leases and no right or claim of set-off against rent exists or has been asserted by any tenant under such leases except as described in the Rent Roll. The Rent Roll discloses all security and other deposits made by each of the tenants under the Leases, and no tenant is entitled to any rebate, deduction or concession which is not disclosed thereon. All decorating, alterations or other work or furnishing of services required by any enforceable agreement to be performed on or prior to Closing by or on behalf of Seller for any tenant of the Property, or the cost thereof to be reimbursed to any such tenant, have been performed or reimbursed or will be performed or reimbursed by Seller at its cost (or a proration credit extended to Purchaser) prior to or at the Closing.

     Seller has not received any advance payment of rent (other than for the current month) on account of any of the Leases except as shown in the Rent Roll. There are no written or oral leases or tenancies or other occupancy arrangements of any kind or nature whatsoever affecting the Property other than those listed in the Rent Roll.

8.1.13 All financial statements delivered to or made available to Purchaser under Section 5.2.1 hereof are true and correct and do not omit any material information relating to the Property.

8.1.14 Except as expressly disclosed in this Section 8.1.14, Seller has no knowledge of a material defect in or to any of the design, workmanship, materials, quality or condition of any of the Improvements, the Real Property, the Personal Property or with respect to the air conditioning, heating, plumbing and electrical systems, and any other mechanical or operating systems or the roof, foundation and load-bearing structure. At the Closing, ARV will assign to Aspen Woodside Village any claim that ARV has with respect to the Woodside Village Improvements under its insurance policies and all of ARV's insurance proceeds in connection with such claims and will credit Aspen Woodside Village with the amount of any deductible under ARV's insurance policy (reduced by the amount of any funds theretofore actually expended by Sellers to repair the damage covered by such insurance proceeds); Sellers represent that they have not settled and will not settle any such insurance claim.

8.1.15 All water, sewer, gas, electricity, telephone and other utilities serving the Improvements are supplied directly to the Improvements by facilities of public utilities and the cost of installation of such utilities has been fully paid. All such utility services are fully functional and operational, and Seller has no knowledge of, and has not received any notice of, any potential stoppage or interruption of such utility services.

8.1.16 To Seller's knowledge, the Property is in compliance in all material respects (both as to condition and use) with all applicable statutes, ordinances, codes (including, but not limited to, zoning, building, subdivision, pollution, environmental protection, water disposal, health, fire and safety engineering codes), and the rules and regulations of, any governmental authority having jurisdiction over the Property. Seller has not received notice of any violation of any of the foregoing or notice that any alterations are required to the Property to comply with any of the foregoing.

8.1.17 There are no requirements of any insurance carrier covering the Property or any portion thereof with which Seller has not fully complied.

8.1.18 All Permits required for the operation of the Property as it is currently being operated have been obtained and are in full force and effect. There are no violations under any of the Permits and, except as disclosed in writing to Purchasers, there have been no prior violations (either actual or alleged) under any of the Permits. Seller has no knowledge of any circumstance which could reasonably be expected to result in the withdrawal, revocation or suspension of any Permit. Neither Seller nor the Property has applied for or received any allowable variances or other exemptions from applicable regulatory requirements.

8.1.19 There are no actions, suits, proceedings or claims pending or, to Seller's knowledge, threatened with respect to or in any manner affecting the Property or the ability of the Seller to consummate the transaction contemplated by this Agreement. Seller covenants and agrees to indemnify and hold harmless (including for all reasonable legal fees and all other costs and expenses) Purchaser on account of any actions, demands, suits, proceedings, liabilities or obligations arising or accruing in connection with the Property from acts or omissions of Seller occurring prior to Closing.

8.1.20 There are no pending or threatened condemnation or similar proceedings affecting the Property, or any part thereof, and to the best of Seller's knowledge, no such proceeding is contemplated by any governmental authority. The Property is not situated within any special assessment district other than the districts revealed by the most recent statement for real property taxes for the Property. The Property is not subject to any special assessments except for those relating to such districts. Seller has no knowledge of any proposal under which the Property is to be placed in any other special assessment district.

8.1.21 To the best of Seller's knowledge,

(a)  the Property does not contain asbestos or material containing asbestos;

(b) the Property does not contain PCBs or PCB Items, as those terms are defined in 40 C.F.R. Part 761;

(c) the Property does not contain above ground or underground storage tanks, as those terms are defined in 42 U.S.C. Section 6901 et seq. ("RCRA");

(d) there is and has been no release of petroleum into the environment from an above ground or underground storage tank at the Property, as those terms are defined in RCRA;

(e) there is and has been no release or threatened release, other than federally permitted releases, of hazardous substances or pollutants or contaminants into the environment from or through the Property as those terms are defined in 42 U.S.C. Section 9601 et seq. ("CERCLA");

(f) the Property is not used, and has not been used, for the generation, transportation, treatment, storage or disposal of hazardous substances, pollutants, or contaminants, as those terms are defined in CERCLA and RCRA;

(g) the Property is in compliance with all applicable federal, state and local environmental statutes, regulations, ordinances, and any permits, approvals, or judicial or administrative orders issued thereunder; and

(h) the Property contains no conditions that could result in recovery by any governmental or private party of remedial or removal costs, natural resource damages, property damages, damages for personal injuries, or other costs, expenses or damages, or could result in injunctive relief, arising from any alleged injury or threat of injury to health, safety, or the environment relating to the Property.

Without limiting the representation in this Section 8.1.21, Sellers agree to indemnify, defend and hold harmless Purchasers from and against any and all liabilities, losses, damages, claims, costs and expenses (including, without limitation, reasonable attorneys' fees) arising in connection with the presence of any hazardous substance on, under, in or about the Woodside Village Property resulting directly or indirectly from any leaks in any underground storage tanks now or heretofore located under the real property situated northwest of the Woodside Village Property across Rockside Road, which real property is as of the Effective Date referred to as the "Sam's Club site." This indemnity shall survive the Closing for a period of two (2) years from the Closing Date.

8.1.22 The stated maturity date of the Amber Park Loan is October 1, 1999; the stated maturity date of the Bella Vita Loan is July 1, 2035; the stated maturity date of the Woodside Village Loan is October 1, 1999; and the stated maturity date of the Wyndham Lakes Loan is March 31, 2006; and none of the foregoing maturity dates has been accelerated or extended as of the date hereof. The copies of all documents delivered by Seller to Purchaser hereunder with respect to each Loan relating to a Property are true, accurate and complete copies of such documents (including all amendments or modifications thereto) and do not omit any material terms. To Seller's knowledge, there exists no default or event which, with the passing of time or the giving of notice or both, could constitute a default under any of the documents evidencing or securing or otherwise relating to such Loan.

8.1.23 All representations and warranties made by Sellers in this Agreement, and all information contained in any statement, document or certificate furnished to Purchasers in connection with this transaction, are free from any untrue statement of material fact and do not omit to state any material facts necessary to make the statements contained herein or therein not misleading. The copies of any documents furnished to Purchasers in connection with this transaction are true and complete copies of the documents they purport to be.

8.2 Purchaser Representations. Each Purchaser represents and warrants to the applicable Seller with respect to such Purchaser that:

8.2.1 Aspen Amber Park is a limited liability company duly organized and existing and in good standing under the laws of the State of Colorado. Purchaser has full right and authority to enter into this Agreement and to consummate the transactions contemplated hereby. Each of the persons signing this Agreement on behalf of Purchaser is authorized to do so.

8.2.2 Aspen Bella Vita is a limited liability company duly organized and existing and in good standing under the laws of the State of Colorado. Purchaser has full right and authority to enter into this Agreement and to consummate the transactions contemplated hereby. Each of the persons signing this Agreement on behalf of Purchaser is authorized to do so.

8.2.3 Aspen Woodside Village is a limited liability company duly organized and existing and in good standing under the laws of the State of Colorado. Purchaser has full right and authority to enter into this Agreement and to consummate the transactions contemplated hereby. Each of the persons signing this Agreement on behalf of Purchaser is authorized to do so.

8.2.4 Aspen Wyndham Lakes is a limited liability company duly organized and existing and in good standing under the laws of the State of Colorado. Purchaser has full right and authority to enter into this Agreement and to consummate the transactions contemplated hereby. Each of the persons signing this Agreement on behalf of Purchaser is authorized to do so.

8.2.5 No third party approval or consent is required to enter into this Agreement or to consummate the transaction contemplated hereby, except to the extent that Lender approvals are required under Section 7 hereof and except for the HUD Consent. To the best of Purchaser's knowledge, the entering into and consummation of the transactions contemplated hereby will not conflict with, or with or without notice or the passage of time or both, constitute a default under, any contract, lease or other agreement to which Purchaser is a party or by which Purchaser may be bound or of any law, rule, license, regulation, judgment, order or decree governing or affecting any Purchaser or Property. This Agreement and all documents required hereby to be executed by Purchaser are and shall be valid, legally binding obligations of and enforceable against Purchaser in accordance with their terms.

8.2.6 Purchasers have available funds sufficient to pay the Purchase Price.

8.3 Effective Date; Survival. All of the representations and warranties made by Sellers or Purchasers in this Section 8 are made as of the Effective Date. At Closing, each Seller shall deliver to the applicable Purchaser a certificate pursuant to which such Seller shall reaffirm the representations and warranties made by such Seller in Section 8.1 as of the date of Closing, and each Purchaser shall deliver to the applicable Seller a certificate pursuant to which such Purchaser shall reaffirm the representations and warranties in Section 8.2 as of the date of Closing. All of such representations shall survive Closing.

8.4 No Other Representations. Purchasers acknowledge and agree as follows: (a) except as specifically set forth in this Agreement, Sellers have made no representations or warranties of any kind whatsoever, express or implied, in connection with this Agreement, the purchase of the Properties by Purchasers, the physical condition of any Property or whether any Property is appropriate for Purchaser's intended use; (b) prior to the expiration of the Inspection Period, Purchasers shall have (or shall have chosen not to have) fully investigated the Properties and all matters pertaining thereto;
     (c) Purchasers have entered into this Agreement with the intention of making and relying on their own investigation of the physical, environmental, economic and legal condition of the Properties; and (d) Purchasers are not relying on any statements, representations or warranties, other than those specifically set forth in this Agreement, made by Sellers or anyone acting or claiming to act on Sellers' behalves concerning the Properties, and that Purchasers shall purchase the Properties in their "as is" condition on the Closing Date and assume the risk that adverse physical, environmental, economic or legal conditions may exist. Nothing in this Section 8.4 shall be deemed to waive, modify, limit or otherwise affect any covenant, warranty or representation or agreement by Sellers pursuant to this Agreement, it being intended that all such covenants, representations and warranties and agreements shall remain in full force and effect for the benefit of Purchasers regardless of anything herein to the contrary.

9. Covenants of Seller. With respect to the Property owned by it, each Seller hereby covenants with Purchasers as follows:

9.1 Operation of Property Until Closing. Prior to Closing, each Seller shall operate and manage the Property to be conveyed by it in a normal businesslike manner, in compliance with all applicable laws, rules and regulations, maintaining present services and Permits, and shall perform when due all of its obligations under the Leases, the Contracts and the Permitted Exceptions. Prior to Closing, Purchasers will provide Sellers with notice (the "Employment Notice") identifying which employees Purchaser wishes to retain at the Property after the Closing (the "Designated Employees"); upon Sellers' receipt of the Employment Notice, but subject to
     Section 10.3 hereof, Sellers will terminate all employees effective as of the Closing Date, and Purchasers shall be entitled to employ all Designated Employees identified in the Employment Notice, and Sellers will not thereafter transfer any Designated Employees to other facilities owned or operated by Seller or any of its affiliates or offer other employment to any Designated Employees. Prior to the date on which Sellers receive the Employment Notice, Sellers will not transfer any employees to other facilities owned or operated by Seller or any of its affiliates or offer other employment to any employees employed in connection with the use, management, maintenance or operation of the Property. Each Seller shall be solely responsible for the payment and satisfaction of all liabilities arising in favor of the terminated employees for periods prior to Closing, and shall indemnify and hold Purchaser harmless from any such liabilities, which obligation shall survive the Closing. Purchaser assumes no responsibilities under or in connection with any employment agreements or arrangements entered into by any Seller.

New Agreements. After the expiration of the Inspection Period, no Seller shall enter into any new Leases or Contracts which will after the Closing affect the use, operation or enjoyment of the Property to be conveyed by such Seller without Purchaser's prior written consent, which consent may be withheld in Purchaser's sole discretion, provided that nothing herein shall prohibit a Seller from entering into a Lease which has a term of twelve
     (12) months or less and a rental not less than those reflected on the Rent Roll as current asking rent. Sellers shall promptly notify the applicable Purchaser of any Leases or Contracts entered into by a Seller prior to the expiration of the Inspection Period and shall furnish such Purchaser with a copy thereof.

9.2 Rent. No Seller shall accept any payments of rent under any of the Leases in advance of the then-current month.

9.3 Insurance. Each Seller shall maintain in full force and effect an "all risk" insurance policy covering the Improvements in an amount not less than their full replacement cost.

9.4 Condition of Property. Each Seller shall operate and maintain the Property in good order, condition and repair.

9.5 Taxes. Each Seller shall pay, prior to delinquency, all real property and personal property taxes which become due and payable with respect to the Property.

9.6 Litigation. Each Seller shall promptly advise Purchasers of the commencement of any litigation by or against such Seller pertaining to the Property.

9.7 Loan Documents. Each Seller shall (a) make all regular payments of interest, principal and escrow payments on the Loans which become due and payable on or before the Closing Date and (b) comply with all of the terms of the documents relating to the Loans and not modify or request the waiver of any of the terms thereof without Purchasers' prior written consent.

9.8 Termination of Contracts. Sellers shall assign to the applicable Purchaser at Closing those Contracts which are listed in EXHIBIT G attached hereto. Each Seller agrees to terminate, by written notice to the other party(ies) thereto, all Contracts other than those which are listed in EXHIBIT G, which termination shall be effective as of the earliest termination date permitted under each such Contract. Without limiting the indemnity contemplated by Section 10.2.7 hereof, Sellers agree to indemnify, defend and hold harmless Purchasers from and against any and all liabilities, losses, damages, claims, costs and expenses (including, without limitation, reasonable attorneys' fees) arising in connection with any Contracts which are not listed in EXHIBIT G or terminated in accordance with this Section 9.9; this indemnity shall survive the Closing. Each Seller shall deliver copies of all notices of termination given by any Seller hereunder to Purchasers.

9.9 No Further Encumbrances. Prior to the Closing of any individual Property, no Seller will grant any deed of trust, mortgage, lien, security interest or other encumbrance encumbering such Property or Seller's interest therein except for the Gayton Terrace Loan.

10. Closing. Purchasers and Sellers agree that the purchase of the Properties will be consummated as follows:

10.1 Closing Date. The Closing will occur on March 30, 1999 (the "Closing Date"), at 10:00 a.m. Denver time at the offices of Purchasers' attorneys, Otten, Johnson, Robinson, Neff & Ragonetti, P.C., 950 Seventeenth Street, Denver, Colorado 80202.

10.2 Closing. Each of the following shall take place at the Closing:

10.2.1 Each Seller will deliver to the applicable Purchaser a duly executed and acknowledged deed, conveying to Purchaser all of Seller's right, title and interest in and to the Real Property owned by such Seller, subject only to the Leases and the Permitted Exceptions. Each deed delivered pursuant to this Section 10.2.1 shall be a special warranty deed unless a Property is situated in a jurisdiction that does not recognize special warranty deeds, in which event the deed shall be in the form customarily used in such jurisdiction for commercial property transactions.

10.2.2 Purchasers will pay to Sellers the balance of the Purchase Price, subject to adjustment as set forth in Section 11 hereof.

10.2.3 Sellers will deliver to Purchasers possession of the Properties.

10.2.4 Sellers will deliver to Purchasers all keys to the Improvements and any motor vehicles and the originals of all Leases, Contracts, Permits and Warranties in Sellers' possession.

10.2.5 Each Seller will deliver to the applicable Purchaser a duly executed special warranty bill of sale, conveying all of such Seller's right, title and interest in and to the Personal Property owned by such Seller. In addition, to the extent any of the Personal Property consists of motor vehicles, Sellers will deliver to Purchasers the original titles to such vehicles, free and clear from any and all liens. Without limiting the foregoing, ARV will also deliver to Aspen Amber Park title to the phones and phone system used in connection with the Amber Park Property, as described in Schedule A/Addendum A to that certain agreement dated August 8, 1995, between Amber Park Retirement Community and The Huntington Leasing Company, and such phones and phone system will be delivered free and clear from any and all liens, including any lien of The Huntington Leasing Company.

10.2.6 Each Seller and Purchaser will deliver to each other a duly executed assignment and assumption of leases, pursuant to which each Seller shall assign all of its right, title and interest in and to the Leases pertaining to its Property to the applicable Purchaser, and such Purchaser shall assume and agree to perform all of the landlord's obligations under the Leases arising from and after the Closing Date; such Seller shall agree to indemnify, protect, defend and hold such Purchaser harmless from and against any and all claims, damages, liabilities, losses, costs or expenses, including reasonable attorneys' fees, asserted against or suffered or incurred by such Purchaser as a result of or in connection with any liabilities or obligations arising under the Leases and relating to periods prior to the Closing Date; and such Purchaser shall agree to indemnify, protect, defend and hold such Seller harmless from and against any and all claims, damages, liabilities, losses, costs and expenses, including reasonable attorneys' fees, asserted against or suffered or incurred by such Seller as a result of or in connection with any liabilities or obligations arising under the Leases and relating to periods from and after the Closing Date.

10.2.7 Each Seller and Purchaser will deliver to each other a duly executed general assignment, pursuant to which such Seller shall assign to the applicable Purchaser all of such Seller's right, title and interest in and to the Contracts, the Permits, the Warranties, the Plans and the Intangible Property, and such Purchaser shall assume and agree to perform all of such Seller's obligations thereunder; such Seller shall agree to indemnify, protect, defend and hold such Purchaser harmless from and against any and all claims, damages, liabilities, losses, costs or expenses, including reasonable attorneys' fees, asserted against or suffered or incurred by such Purchaser as a result of or in connection with any liabilities or obligations arising under the Contracts and relating to periods prior to the Closing Date; and such Purchaser shall agree to indemnify, protect, defend and hold such Seller harmless from and against any and all claims, damages, liabilities, losses, costs and expenses, including reasonable attorneys' fees, asserted against or suffered or incurred by such Seller as a result of or in connection with any liabilities or obligations arising under the Contracts and relating to periods from and after the Closing Date. In furtherance hereof, Sellers will cooperate with Purchasers to file such trade name affidavits or similar instruments as may be required to transfer to Purchasers the names under which the Properties operate.

10.2.8 Sellers shall deliver to Purchasers signed notifications to be sent to each tenant under the Leases after Closing advising of the transfer of ownership and directing that all further payments of rent be made as directed by Purchasers.

10.2.9 Sellers and Purchasers shall execute and/or deliver, as applicable, such assumption agreements, legal opinions, certificates, title insurance policies or endorsements and other documents as a Lender may require in connection with assumption of its Loan. If no Loan is to be assumed with respect to a Property, then Seller shall instead deliver to the Title Company at the Closing such payoff letters and/or releases as the Title Company requires to cause a release of any liens or encumbrances affecting such Property as of the Closing Date.

10.2.10 Sellers and Purchasers will deliver to each other a duly executed certificate as contemplated by Section 8.3 hereof. Each Seller's certificate will contain an update to the Rent Roll indicating any matters thereon that have changed from the date of the Rent Roll to the Closing Date.

10.2.11 ARV will deliver to Aspen Woodside Village such documents as are necessary or desirable to assign the claims and insurance proceeds described in Section 8.1.14 hereof.

10.2.12 To the extent applicable, the applicable Sellers and Purchasers will execute the escrow agreements contemplated by Section 7.3 hereof.

10.2.13 Sellers shall cause the Title Company to issue, or unconditionally commit to issue, to Purchaser its standard form ALTA extended coverage owner's policy of title insurance insuring marketable, insurable title to each parcel of Real Property in the amount of that portion of the Purchase Price allocable thereto, subject only to the Permitted Exceptions and the Leases (collectively, the "Title Policies").

10.2.14 Each Seller and Purchaser will deliver to the Title Company such affidavits and agreements as the Title Company may require or request to consummate the transactions contemplated by this Agreement.

10.2.15 Each Seller will deliver to the applicable Purchaser an affidavit of such Seller that evidences that it is exempt from the withholding requirements of Section 1445 of the Internal Revenue Code.

10.2.16 To the extent required by law, each Seller will deliver to the applicable Purchaser an affidavit of such Seller concerning compliance with, or exemption from, any applicable withholding laws of the states in which the Properties are located.

10.2.17 Sellers and Purchasers will execute and deliver any applicable transfer tax, transfer declaration, ownership information or other similar disclosure forms or reports required by the laws of the states in which the Properties are located.

10.2.18 Each Seller and Purchaser will execute settlement statements reflecting the Purchase Price allocable to the Property conveyed by such Seller to the applicable Purchaser and all adjustments and prorations to be made thereto pursuant to this Agreement including, without limitation, Section 11 below, and will pay, in immediately available funds, any amounts required to be paid by such party thereunder.

10.2.19 Sellers and Purchasers shall execute and deliver such other documents and shall take such other action at Closing as may be necessary or appropriate to carry out their respective obligations under this Agreement, without further representations or warranties other than those contained herein.

10.3 Interim Management. If a Purchaser is unable to obtain all required permits and licenses with respect to any Property on or before the Closing Date, then Purchasers and Sellers shall nevertheless proceed to Closing (subject to Section 7 hereof), and, with respect to the Property or Properties for which a Purchaser has not obtained such permits and licenses (the "Non-Licensed Properties"), the applicable Purchaser will acquire title to the Non-Licensed Properties, and concurrently therewith each Seller conveying a Non-Licensed Property and such Purchaser will enter into a written lease and/or management agreement in substantially the forms attached hereto as EXHIBIT H. The parties agree to make such changes to such lease and/or management agreements as are reasonably necessary to comply with the requirements of all authorities responsible for issuing permits and licenses for the Properties. To the extent that any fines, penalties, assessments or other amounts are levied by any governmental or quasi-governmental authority or agency as a result of (a) the parties' failure to provide notice of the sale of the Properties within the required time period and/or (b) the Closing taking place prior to the expiration of any applicable notice periods, then, in any such event, Sellers shall be responsible for the payment of all such fines, penalties, assessments and other amounts, and Sellers' obligations with respect thereto shall survive the Closing. In furtherance hereof, Sellers will provide Purchasers with a credit against the Purchase Price allocable to the Bella Vita Property and the Wyndham Lakes Property in the amount of $5,000 for each such Property, representing the parties' estimate of the fines that may be assessed against the parties and/or such Properties as a result of the Closing taking place prior to the expiration of all applicable notice periods. Notwithstanding anything to the contrary in this Section, if any governmental or quasi-governmental authority or agency is required to review any lease/management arrangement contemplated hereby and such authority or agency rejects or disallows such lease/management arrangement for any reason whatsoever, then, at Purchasers' option, this Agreement shall terminate, the Deposit shall be returned to Purchasers, and the parties shall be relieved from all obligations hereunder except Surviving Obligations. Upon termination of the lease/management arrangement described in this Section 10.3, Purchasers shall be entitled to employ all Designated Employees and Sellers will not thereafter transfer any Designated Employees to other facilities owned or operated by Seller or any of its affiliates or offer other employment to any Designated Employees.

10.4 Right of First Refusal; Exclusive Right to Negotiate.

10.4.1 Right of First Refusal. For the period from the Effective Date to and including March 31, 2000, Purchasers and/or their affiliates (the "Buying Parties") shall have a first right of refusal (the "Right of First Refusal") with respect to the sale or transfer of any of the real property or real property interests (including, without limitation, leasehold interests) of Sellers and/or their affiliates (the "Selling Parties") as of the date hereof in those properties listed in EXHIBIT I attached hereto (which real property, together with any interest a Selling Party has in an entity which owns or leases such real property or real property interests, are referred to herein as the "Other Assets"), and Sellers hereby grant to Buying Parties such Right of First Refusal with respect to the Other Assets. If at any time or times during the term of such Right of First Refusal, any Selling Party receives an offer acceptable to it for the purchase or transfer of an Other Asset, then the applicable party will forthwith forward a copy of such offer ("Acceptable Offer") to the Buying Parties at the address set forth in Section 16.9 of this Agreement. Buying Parties shall have a period of thirty (30) days after receiving such copy of the Acceptable Offer within which to notify the applicable Selling Party that Buying Parties wish to purchase the Property on the terms contained in the Acceptable Offer. If Buying Parties do not notify the applicable Selling Party within such 30-day period, then the applicable Selling Party may sell or transfer such Other Asset to the party who submitted the Acceptable Offer on the terms specified therein. Notwithstanding any such relinquishment, Buying Parties' rights under the Right of First Refusal shall remain in effect with respect to any Other Asset not covered by the Acceptable Offer, and if the transaction contemplated by the Acceptable Offer fails to close for any reason within one hundred twenty (120) days after Buying Parties' rejection or deemed rejection of an Acceptable Offer, with respect to any subsequent offer to purchase or transfer any or all of the Other Assets covered by such Acceptable Offer. On or before the Closing, Sellers will provide Purchasers with a list of the Other Assets, together with legal descriptions therefor. At Purchasers' request, Sellers will execute and deliver to Purchasers one or more memoranda describing the Right of First Refusal, and Sellers agree that Purchasers may record such memoranda in all applicable real estate records; provided, that if any existing loan documents or lease documents relating to any Other Asset prohibit the recording of a memorandum, Sellers shall use their best efforts to obtain the consent of any lender and/or landlord, as applicable, to recordation of such a memorandum, and the parties shall not record a memorandum with respect to an Other Asset until the applicable consents are obtained. The parties' agreements and obligations under this Section shall survive the Closing.

10.4.2 Exclusive Right to Negotiate. For the period from the Effective Date to and including April 30, 1999, Buying Parties shall have the sole and exclusive right to negotiate with Selling Parties for the sale or transfer of any or all of the Other Assets. Sellers agree that during such period of time, Sellers shall not offer for sale or transfer, solicit any offer for sale or transfer, entertain any offer for sale or transfer, discuss the possible sale or transfer of, list or market, directly or indirectly, any or all of the Other Assets. The parties will negotiate with each other in good faith during such period of time to endeavor to reach a definitive agreement(s) with respect to the Other Assets; provided, this provision shall not impose on any party an enforceable obligation to enter into any such purchase and sale agreement. In furtherance hereof, Sellers, on behalf of themselves and Selling Parties, shall cease any and all current negotiations, and not pursue any prior negotiations, with other parties for the sale or transfer or all or any of the Other Assets.

11. Adjustments and Prorations. The applicable Seller and the applicable Purchaser shall make the adjustments and prorations at the Closing for each of the Properties, which adjustments and prorations shall be reflected, where appropriate, on the settlement sheets described in Section 10.2.18 above:

11.1 Rentals. All income from the Leases and any portion of the Property (such as, e.g., parking rents or laundry income) shall be prorated as of the Closing on the basis that Purchaser shall receive a credit for all rent which Seller has actually received as of the Closing which is allocable to the period after the Closing. Purchaser shall receive all income accruing on the Closing Date and thereafter. Seller shall receive all income accruing prior to the Closing Date. Delinquent rent due from tenants under the Leases prior to the Closing collected by Purchaser after the Closing shall be paid over by Purchaser to Seller as and when collected. Any rents collected by Purchaser after Closing shall be first applied to the current month's rent due on the date of receipt or rent to become due within fourteen days thereafter, then to delinquent rents for any period occurring from and after the Closing Date and then to delinquent rents for any period occurring prior to the Closing Date. Each Seller shall also give Purchaser credit for any security and other deposits held under the terms of the Leases.

11.2 Ad Valorem Taxes. All real estate and personal property taxes attributable to the Properties shall be prorated at Closing. Each Seller shall pay all such taxes attributable to its Property for any period prior to the Closing Date. If the applicable tax rate and assessments for the Property have not been established for the year in which Closing occurs, the proration of real estate and/or personal property taxes, as the case may be, shall be based upon the most recent tax statement for each Property, with such proration to be adjusted in cash between Sellers and Purchasers promptly after presentation of written evidence that the actual taxes payable for the year in which Closing occurs differ from the amounts used for proration purposes at Closing. Without limiting the foregoing, Sellers have represented to Purchasers that, with respect to the Woodside Village Property, Sellers have filed B.O.R. Complaint No. 1658 (1997) with the Cuyahoga County Board of Revision and, with respect to the Amber Park Property, Sellers have filed Tax Appeal No. 98-N-168 with the Ohio Board of Tax Appeals (together, the "Tax Challenge"), relating to periods prior to the year of Closing. At Sellers' sole cost and expense, Sellers shall have the right, but not the obligation, to exclusively prosecute, settle and appeal the Tax Challenge, and Sellers shall be entitled to all refunds (and responsible for any increases) attributable thereto for the period prior to the year of Closing of the Woodside Village Property and the Amber Park Property.

11.3 Operating Expenses. Sellers and Purchasers shall attempt to have all Contracts and any other agreements that affect the Properties and for which the charges are based upon usage (including utilities) billed or read as of a date as close to the Closing Date as is reasonably possible. Charges for any of the same which are not read on the Closing Date shall be prorated between Purchaser and Seller based on the number of days during the period covered by the statement therefor during which each party owned the Property, allocating the Closing Date to Purchaser. Each Seller shall be entitled to a credit at Closing for the amount of any deposits that such Seller has made with any of the utility services or companies servicing the Property to be conveyed by such Seller. Purchaser shall arrange with all utility services and companies servicing the Properties to have new accounts started in the name of Purchaser beginning at 12:01 a.m. local time on the Closing Date. Notwithstanding anything to the contrary in this
     Section 11.3 (or elsewhere in this Agreement), Sellers shall be solely responsible as provided in Section 9.1 for all liabilities arising in favor of terminated employees for periods prior to Closing, and there shall be no proration or adjustment therefor.

11.4 Food and Medical Inventories. Between the Effective Date and the Closing Date, Sellers shall maintain Food and Medical Inventories with a cost basis to Sellers in approximately the same amount as the cost basis of the Food and Medical Inventories reflected in the description delivered by Sellers to Purchasers pursuant to Section 5.2 hereof (the "Basic Inventory Amount"). If, at the time of Closing, the Sellers' cost basis for the Food and Medical Inventories then on hand shall exceed the Basic Inventory Amount, then Purchasers shall reimburse Sellers for the excess food and medical inventories, based on Sellers' actual cost thereof. If, at the time of Closing, the Sellers' cost basis for the food and medical inventories then on hand is less than the Basic Inventory Amount, then Sellers shall pay to Purchasers an amount equal to the actual cost of restoring the Food and Medical Inventories to the Basic Inventory Amount. Possession of the Food and Medical Inventories shall be delivered to Purchasers at Closing..

11.5 Interest. Interest payments with respect to the Loans shall be prorated as of the Closing Date. All escrow and reserve accounts, if any, maintained by any Lender shall be transferred to the applicable Purchasers.

11.6 Excise, Transfer and Sales Taxes. Sellers, on the one hand, and Purchasers, on the other hand, shall bear in equal shares all excise, sales and use taxes imposed with respect to the transaction contemplated by this Agreement, and Sellers shall pay all transfer taxes (including the payment of documentary fees) associated with the conveyance of the Properties to Purchasers.

11.7 Closing Costs. Sellers shall be responsible for the payment of (a) with respect to each Property, the premium for a standard ALTA owner's title insurance policy in the amount of the Purchase Price allocable to such Property, (b) any Lenders' Fees attributable to the Bella Vita Loan, one-half of any assumption fee relating to the Wyndham Lakes Loan and any prepayment fees or penalties arising in connection with any Loan not assumed by Purchasers, (c) all recording costs, (d) the fees of Sellers' attorneys and (e) one-half of any closing fee charged by the Title Company. Purchasers shall be responsible for the payment of (a) all costs of conducting its investigations of the Properties, (b) any Lenders' Fees attributable to any of the Loans other than the Bella Vita Loan, provided that Purchasers shall be responsible for only one-half of any assumption fee relating to the Wyndham Lakes Loan, (c) any premium attributable to obtaining extended coverage under the owner's title insurance policies and/or the issuance of special endorsements to such policies, (d) the fees of Purchasers' attorneys, and (e) one-half of any closing fee charged by the Title Company.

11.8 Insurance. Purchasers understand that Sellers shall cause all property and liability insurance currently being carried by Sellers to be canceled at Closing, and Purchasers shall be responsible for obtaining new insurance coverage with respect to the Properties as of Closing.

11.9 Date of Prorations. The prorations and adjustments provided for in this
     Section 11 shall be made so that the Purchasers shall receive the income and be charged with the expense of the operation of each Property after the Closing Date.

12.  Casualty Damage.

12.1 Notice and Estimate. If any of the Improvements are damaged by any casualty prior to Closing, Sellers shall promptly give Purchasers written notice of such occurrence, and as soon thereafter as practicable, shall provide Purchasers with an estimate made by an architect, engineer or contractor selected by Sellers of the cost and amount of time required to repair such damage. If it is so estimated that it will take longer than until the Closing Date to repair such damage and if neither Sellers nor Purchasers terminates this Agreement pursuant to Section 12.3, then Purchasers shall be given an opportunity to review and approve any construction contract which any Seller proposes to enter into to have such damage repaired.

12.2 Minor Damage. If the estimated cost of repairing such damage is less than $250,000.00, then the Seller which owns the Improvements affected shall promptly contract for and commence the repairs and complete so much thereof as may be accomplished prior to Closing. If such repairs are not completed on or before Closing, then at the applicable Purchaser's option (which shall be exercised by notice to Sellers given on or before the Closing
     Date), either (a) the Closing Date shall be extended by the period of time that Sellers' architect, engineer or contractor then estimates it will take to complete the repairs and, upon completion thereof, the parties shall schedule a new Closing Date (not later than 10 days following such completion) and then close the transaction contemplated hereby in accordance with the terms hereof; or (b) the Closing shall take place as scheduled and, at Closing, such Seller shall assign to the applicable Purchaser so much of the insurance proceeds resulting from such damage as have not then been expended for repairs, such Seller shall credit the applicable Purchaser with the amount of any deductible under Seller's insurance policy that has not then been expended for repairs and such Seller shall assign to the applicable Purchaser, and the applicable Purchaser shall assume, the rights and obligations under any construction contract pursuant to which such repairs are being completed. Such Seller shall also assign to the applicable Purchaser the proceeds of any business interruption insurance which would supplement the income from the Improvements during the period of any restoration thereof, but only to the extent of any such proceeds which relate to periods after Closing.

12.3 Major Damage. If the estimated cost of such repairs is $250,000.00 or more, then Purchasers may elect to terminate this Agreement with respect to the Property affected by the casualty upon written notice to Sellers given within ten (10) days after Purchasers' receipt of the estimate described in
     Section 12.1, in which event this Agreement shall terminate with respect to such Property, all parties shall be relieved of any further obligations hereunder with respect to such Property except for any Surviving Obligations, and the allocable portion of the Deposit shall be refunded to Purchasers; however, if Purchasers do not elect to so terminate this Agreement, then this Agreement shall remain in full force and effect and the parties shall proceed in accordance with Section 12.2 above.

13.  Condemnation.

13.1 Notice. If prior to Closing, Sellers learn of any actual or threatened taking in condemnation or by eminent domain (or a sale in lieu thereof) of all or any portion of the Real Property, Sellers will notify Purchasers promptly thereof.

Termination. Other than with respect to an "Immaterial Taking" (as defined below), any actual or threatened taking or condemnation for any public or quasi-public purpose or use by any competent authority in appropriate proceedings or by any right of eminent domain of all or any part of the Real Property between the Effective Date and the Closing shall, at Purchasers' option, cause a termination of this Agreement. The election to terminate provided hereby must be exercised by Purchasers (or will be deemed to have been waived) by written notice to Sellers to that effect given within 15 days following Purchasers' receipt of Sellers' notice pursuant to Section 13.1 above. Upon delivery of such termination notice, Purchasers and Sellers shall be relieved of any obligations hereunder except for Surviving Obligations, and the Deposit shall be refunded to Purchasers. If Purchasers shall not elect to so terminate this Agreement, or in the event of an Immaterial Taking, Sellers shall be relieved of all obligations under this Agreement with respect to the portion of the Real Property so taken or condemned, but the applicable Purchaser will be entitled to receive all proceeds of any such taking or condemnation, and Sellers agree that they will not make any adjustment or settlement of any such taking or condemnation proceeding without Purchasers' consent and will take at Closing all action necessary to assign their entire interest in such award to the applicable Purchaser. Any taking or condemnation for any public or quasi-public purpose or use which does not affect access or, if applicable, reduce parking or take any part of the Improvements shall be deemed an "Immaterial Taking."

14.  Brokers and Commissions.

14.1 Broker's Fee. Sellers and Purchasers represent and warrant to each other that they have not negotiated or dealt with any real estate broker, salesperson or agent in connection with the making of this Agreement or the transaction contemplated hereby, or incurred any liability for the payment of any brokerage fee, commission or compensation to any such broker, salesperson or agent.

14.2 Other Commissions. Sellers agree to indemnify and hold Purchasers harmless from and against any loss, liability, damage, cost or expense (including, without limitation, court costs and reasonable attorneys' fees) paid or incurred by any Purchaser by reason of any claim to any broker's, finder's or other fee in connection with this transaction by any party claiming by, through or under Sellers. Purchasers agree to indemnify and hold Sellers harmless from and against any loss, liability, damage or expense (including, without limitation, court costs and reasonable attorneys' fees) paid or incurred by any Seller by reason of any claim to any broker's, finder's or other fee in connection with this transaction claiming by, through or under Purchasers.

15.  Remedies.

15.1 Sellers' Default. In the event that any Seller shall fail to perform any of the material covenants or agreements contained herein which are to be performed by such Seller, Purchasers may, at their option, either (i) terminate this Agreement by giving written notice of termination to Sellers, whereupon Escrow Agent shall return the Deposit to Purchaser and both Purchasers and Sellers shall be relieved of any further obligations or liabilities hereunder except for Surviving Obligations; or (ii) seek specific performance of this Agreement and/or damages.

Purchaser's Default. In the event that any Purchaser shall fail to perform any of the material covenants or agreements contained herein which are to be performed by such Purchaser, Sellers may, at their option and as their exclusive remedy, terminate this Agreement by giving written notice of termination to Purchasers, whereupon Escrow Agent shall pay the Deposit to Sellers as liquidated damages and both Purchasers and Sellers shall be relieved of any further obligations or liabilities hereunder except for Surviving Obligations.

16.  General Provisions. The parties further agree as follows:

16.1 Confidentiality. Each party shall hold in strict confidence all documents and information concerning the other and its business and properties and if the transaction contemplated hereby should not close, such confidence shall be maintained, and all such documents and information (in written form) shall immediately thereafter be returned to the party originally furnishing the same. No public disclosure, either written or oral, of the existence or terms of this Agreement shall be made by either Purchasers or Sellers without the consent of the other. The foregoing provision shall not, however, be construed to prohibit any party from making any disclosures to any governmental authority which it is required to make by law or to prohibit any party from disclosing to its investors, lenders, accountants, consultants and attorneys such terms of this transaction as are customarily disclosed to them in connection with similar acquisitions.

16.2 Conditions Precedent. Sellers' obligations to close under this Agreement shall be subject to Purchasers' performance of all of the covenants, agreements and obligations required to be performed by Purchasers under this Agreement. Purchasers' obligations to close under this Agreement shall be subject to Sellers' performance of all of the covenants, agreements and obligations required to be performed by Sellers under this Agreement.

16.3 Time. Time is of the essence of this Agreement and Sellers' and Purchaser's obligations hereunder.

16.4 Attorneys' Fees. In the event it becomes necessary for any Purchaser or Seller to file a suit to enforce this Agreement or any provisions contained herein, the prevailing party in such suit shall be entitled to recover, in addition to all other remedies or damages, reasonable attorneys' fees and court costs incurred in such suit.

16.5 Entire Agreement. No change or modification of this Agreement shall be valid unless the same is in writing and signed by the parties hereto. This Agreement contains the entire agreement between the parties relating to the purchase and sale of the Properties. All prior negotiations and writings between the parties are merged in this Agreement and there are no promises, agreements, conditions, undertakings, warranties or representations, oral or written, express or implied, between the parties other than as set forth herein.

16.6 Survival. All of the parties' representations, warranties, covenants and agreements hereunder, to the extent not fully performed or discharged by or through the Closing, shall not be deemed merged into any instrument delivered at Closing and shall remain fully enforceable thereafter.

16.7 Dates. If any date set forth in this Agreement for the delivery of any document or the happening of any event should, under the terms hereof, fall on a weekend or holiday, then such date shall be automatically extended to the next succeeding weekday that is not a holiday.

16.8 Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Colorado.

16.9 Notices. All notices, demands or other communications required or permitted to be given hereunder shall be in writing and any and all such items shall be deemed to have been duly delivered upon personal delivery; or as of the third business day after mailing by United States mail, certified, return receipt requested, postage prepaid, addressed as follows; or as of 12:00 Noon on the immediately following business day after deposit with Federal Express or a similar overnight courier service, addressed as follows; or as of the third business hour (a business hour being one of the hours from 8:00 a.m. to 5:00 p.m. on business days) after transmitting by telecopier to the telecopy number set forth below:

                 If to Sellers, to:

                        ARV Assisted Living, Inc.
                        245 Fischer Avenue, D-1
                        Costa Mesa, California  92626
                        Attention:  Douglas M. Pasquale
                        Telecopy No.:  (714) 708-3523

                 with a copy to:

                        ARV Assisted Living, Inc.
                        245 Fischer Avenue, D-1
                        Costa Mesa, California  92626
                        Attention:  Douglas Armstrong
                        Telecopy No.:  (714) 435-7102

                 If to Purchaser, to:

                        Aspen Retirement Corporation
                        252 S. Clayton Street, Fourth Floor
                        Denver, Colorado  80206
                        Attention:  Robert J. Jacobs
                        Telecopy:  (303) 393-8636

                 with a copy to:

                        Frank L. Robinson, Esq.
                        Otten, Johnson, Robinson, Neff & Ragonetti, P.C. 950 Seventeenth Street, Suite 1600
                        Denver, Colorado  80202
                        Telecopy:  (303) 825-6525

     or to such other address or such other person as any party shall designate to the other for such purpose in the manner hereinabove set forth.

16.10 Section 1031 Exchange. Notwithstanding anything to the contrary in this Agreement, Sellers and Purchasers agree that Purchasers, or any of them, may assign this Agreement (or all or any portion thereof or rights therein) to one or more qualified intermediaries (collectively, an "Intermediary"), as that term is defined in the deferred like-kind exchange regulations (the "Regulations") promulgated under Section 1031 of the Internal Revenue Code of 1986, as amended, to act in place of any Purchaser as the purchaser of the Property to be conveyed to such Purchaser by the applicable Seller in effecting a deferred or simultaneous like-kind exchange of one or more of the Properties under the Regulations. Upon assignment of a Purchaser's rights under this Agreement to an Intermediary, Purchaser's Intermediary shall be substituted for such Purchaser in this Agreement as the purchaser of the Property to be acquired by such Purchaser; provided, however, that such Purchaser shall not be released of any of its obligations hereunder as a result of such assignment. Sellers agree to accept the consideration and all other required performance under this Agreement and any written instructions from a Purchaser's Intermediary and to render its performance of all of its obligations to such Purchaser's Intermediary. Sellers agree that performance by a Purchaser's Intermediary will be treated as performance by the applicable Purchaser. Purchasers agree that Sellers' cooperation with Purchasers hereunder shall not require Sellers to incur any out-of-pocket expenses, and Purchasers further agree to indemnify and hold harmless Sellers from and against any and all damages, losses, liabilities, costs and expenses (including reasonable attorneys' fees and expenses but excluding any attorneys' fees and expenses incurred by Sellers in connection with their review of the documents reasonably necessary to effect Purchasers' exchange) incurred by Sellers as a result of a Purchaser's assignment of this Agreement (or portions thereof or rights thereunder) to an Intermediary.

16.11 No Recording. Neither this Agreement nor any memorandum hereof may be recorded by any party hereto; provided, however, that on the Closing Date, BVARV will execute and deliver to Aspen Bella Vita a memorandum setting forth Aspen Bella Vita's right to acquire the Bella Vita Property subject only to the parties' receipt of the consent of the Lender of the Bella Vita Loan, and Sellers agree that Aspen Bella Vita may record such memorandum in the real property records of Sarasota County, Florida.

16.12 Headings. The headings which appear in some of the Sections of this Agreement are for purposes of convenience and reference and are not in any sense to be construed as modifying the Sections in which they appear.

16.13 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed a duplicate original.

16.14 Assignment. Except as provided in Section 16.10 hereof, this Agreement cannot be assigned in whole or in part by either party without the prior written consent of the other; provided, that Purchasers, or any of them, may assign their interests in this Agreement to any parent, subsidiary or other affiliate of Purchasers without Sellers' consent.

16.15 Successors and Assigns. Subject to Section 16.14, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the dates set forth below.

                                        SELLERS:

                                        ARV ASSISTED LIVING, INC., a Delaware
                                        corporation




Date: March  26  , 1999                 By: /s/ Abdo H. Khoury
           ------                           ------------------------------------
                                        Title:   Vice President - Asset Strategy
                                            ------------------------------------
                                        BELLA VITA ARV, INC., a Florida
                                        corporation




Date: March  26  , 1999                 By:      /s/ Abdo H. Khoury
           ------                           ------------------------------------
                                        Title:   Vice President, Treasurer
                                            ------------------------------------

                                        PURCHASERS:

                                        ASPEN AMBER PARK, LLC, a Colorado
                                        limited liability company


Date: March      , 1999                 By:      /s/ Robert J. Jacobs
           ------                           ------------------------------------
                                               Robert J. Jacobs, Manager

                                        ASPEN BELLA VITA, LLC, a Colorado
                                        limited liability company


Date: March      , 1999                 By:      /s/ Robert J. Jacobs
           ------                           ------------------------------------
                                               Robert J. Jacobs, Manager

                                        ASPEN GAYTON TERRACE, LLC, a Colorado
                                        limited liability company


Date: March      , 1999                 By:      /s/ Robert J. Jacobs
           ------                           ------------------------------------
                                               Robert J. Jacobs, Manager

                                        ASPEN WOODSIDE VILLAGE, LLC, a Colorado
                                        limited liability company


Date: March      , 1999                 By:      /s/ Robert J. Jacobs
           ------                           ------------------------------------
                                               Robert J. Jacobs, Manager

                                        ASPEN WYNDHAM LAKES, LLC, a Colorado
                                        limited liability company


Date: March      , 1999                 By:      /s/ Robert J. Jacobs
           ------                           ------------------------------------
                                               Robert J. Jacobs, Manager

                                    EXHIBIT A

                                (AMBER PARK LAND)

Situate in Section 19, Township 4, Entire Range 1, Sycamore Township, City of Deer Park, Hamilton County, Ohio, and being more particularly described as follows:

Beginning at a point in the centerline of East Galbraith Road, said point being in the north line of Section 19 and 1933.00 feet from the northeast corner of said Section 19 as measured along the said north line of Section 19, South 0 degrees 55' West, 300.02 feet to an iron pin; thence North 88 degrees 54' West,
517.54 feet to an iron pin; thence North 0 degrees 25' 30" East, 300.02 feet to a point in the said centerline of East Galbraith Road and the north line of
Section 19; thence with the said centerline of East Galbraith Road, South 88 degrees 54' East, 520.11 feet to the place of beginning.



                                    EXHIBIT A

                                    EXHIBIT B

                                (BELLA VITA LAND)

Commence at the Northwest corner of Section 9, Township 39 South, Range 19 East, thence North 89 degrees35'07" East along the Section line 1324.61 feet to the Northwest corner of the West 1/2 of the East 3/4 of Section 9; thence South 00 degrees31'18" East, along the West line of the said West 1/2 of the East 3/4, 2385.46 feet; thence North 89 degrees34'18" East, 322.99 feet for a Point of Beginning; thence continue North 89 degrees34'18" East, 175.00 feet; thence North 00 degrees40'04" West, 25.00 feet; thence North 89 degrees34'18" East,
149.00 feet; thence South 00 degrees40'04" East, 682 feet to the North right-of-way line of Venice Avenue East; thence South 89 degrees34'18" West along said right-of-way line, 324.00 feet; thence North 00 degrees40'04" West,
657.00 feet to the Point of Beginning; all lying and being in Sarasota County, Florida.



                                    EXHIBIT B

                                    EXHIBIT C

                              (GAYTON TERRACE LAND)

The following described property located in the County of Henrico, Commonwealth of Virginia, to wit:

BEGINNING at an iron rod in the western right-of-way line of Poplar Forest Drive, corner to Universal Wilton, Inc., and from said rod, with Universal Wilton, Inc., N 88 degrees 38' 36" W, 739.61' to a point in the eastern right-of-way line of Gayton Road, thence with said Gayton Road, N 03 degrees 50' 31" E, 309.57' to the P.C. of a curve concave to the right, said curve having a radius of 1403.82', a tangent of 147.81' and a chord of 293.99', bearing N 09 degrees 51' 09" E, thence through a delta of 12 degrees 01' 15" and a length of 294.53' to the p.t., thence N 15 degrees 51' 46" E, 82.72' to a point corner to Gievco Corp., thence with Gievco Corp., S 73 degrees 26' 52" E, 708.60' to an iron rod, a point on curve in the western right of way line of Poplar Forest Drive, thence with said Poplar Forest Drive, along said curve concave to the left, said curve having a radius of 3046.43', a tangent of 179.33', and a chord of 358.04', bearing S 04 degrees 48' 49" W, thence through a delta of 06 degrees 44' 16", and a length of 358.25' to the P.T., thence S 01 degrees 26' 41" W, 137.00' to the POINT OF BEGINNING.



                                    EXHIBIT C

                                    EXHIBIT D

                             (WOODSIDE VILLAGE LAND)

Parcel No. 1

Situated in the City of Bedford, County of Cuyahoga and State of Ohio, and known as being part of the Suburban Land & Homes Co.'s Metropolitan Park Subdivision No. 2 of record in Plat Volume 98, Page 22 (all references to deeds or plats in this description refer to the records of the Recorder's Office, Cuyahoga County,
Ohio) as consolidated by Ordinance No. 3514-87 and shown for record in Plat Volume 240, page 84 and being all of all 19.998 acre tract conveyed to Cardinal Retirement Village of Bedford, Limited Partnership of record in Volume 88-0372, Page 66 of Cuyahoga County Records, and being more particularly described as follows:

Beginning at 3/4" hollow iron pin found at 40 feet right of center line station 17 + 11.00 as shown on the center line survey of Rockside Road, dated May 1952 of record in Cuyahoga County Engineer's Office, being on the Easterly right of way line of said Rockside Road; thence Northeasterly along the Easterly right of way line of said Rockside Road being the arc of a curve to the right, having a radius of 3779.72 feet, a central angle of 4 deg. 58' 04", the chord of which bears North 54 deg. 07' 25" East 327.62 feet to a 5/8" rebar set; thence the following 4 courses being along Northerly lines of said 19.988+ acre tract and Southerly lines of that 6.243+ acre tract conveyed to City-Bedford Partners, a California Limited Partnership, recorded in Volume 89-6501, Page 31 of Cuyahoga County Records;

1.   thence North 89 deg. 53' 32" East 275 feet to a 5/8" rebar set;
2.   thence South 42 deg. 19' 40" East 275 feet to a 5/8" rebar set;
3.   thence North 47 deg. 40' 20" East 20 feet to a 5/8" rebar set;
4.   thence South 42 deg. 19' 13" East 423.26 feet to a 3/4" iron pin found;

thence South 54 deg. 35' 44" West 70.74 feet along the Northerly line of Lot No. 451 of said Plat Volume 98, Page 22 of Cuyahoga County Records, to a 5/8" rebar set on the Easterly right of way line of Kenyon Avenue; thence South 60 deg. 50' 18" West 25 feet, along the Northerly end of said Kenyon Avenue as partially vacated by said Ordinance No. 5814-87, to a 5/8" rebar set; thence South 29 deg. 09' 42" East 181.41 feet, along the former center line of said Kenyon Avenue (former 50 foot wide right of way) to a 5/8" rebar set; thence South 89 deg. 51' 37" West 169.02 feet, along the former center line of Natalia Road (formerly 50 foot wide right of way) to a 3/4" hollow iron pin found; thence the following 8 courses being along Southerly lines of said 19.998 acre tract and Northerly lines of lots 204 through 213 inclusive and 215 through 233 inclusive of The Suburban Land & Homes Co.'s Metropolitan Park Subdivision, by recorded plat in Volume 82 of Maps, Page 1 of Cuyahoga County Records;

1. thence South 00 deg. 07' 14" East 132.04 feet to a 3/4" hollow iron pin found;
2. thence South 59 deg. 15' 41" West 80.37 feet to a 3/4" hollow iron pin found;
3. thence South 75 deg. 59' 31" West 136.74 feet to a 3/4" hollow iron pin found;
4. thence South 88 deg. 10' 18" West 141.72 feet to a 5/8" rebar inside of 1" hollow iron pin found;
5. thence North 84 deg. 12' 19" West 248.23 feet to a 1-1/2" hollow iron pin found;
6. thence North 58 deg. 13' 19" West 332.31 feet, passing a 1" hollow iron pin found at 257.30 feet, to an old 3/4" hollow iron pin found;
7. thence North 84 deg. 00' 39" West 146.97 feet to an old 3/4" hollow iron pin found;
8.   thence South 78 deg. 38' 07" West 210.91 feet to a 5/8" rebar found;

thence South 82 deg. 22' 03" West 25 feet along the Northerly end of partially vacated Lombard Road (formerly 50 foot wide right of way) as vacated by said Ordinance No. 5814-87, to a 3/4" hollow iron pin found; thence Northerly along the former center line of said Lombard Road (West side of right of way was not vacated) being the arc of a curve to the right, having a radius of 1008.17, a central angle of 8 deg. 03' 07", the chord of which bears North 3 deg. 36' 24" West 141.57 feet to a point; thence North 0 deg. 25' 10" East 110.28 feet to a 5/8" rebar set on the Easterly right of way line of said Rockside Road (80 foot wide right of way); thence North 51 deg. 39' 28" East 501.21 feet to the point of beginning.



                                    EXHIBIT D

Parcel No. 2

TOGETHER WITH the beneficial rights in and to that certain non-exclusive easement for ingress and egress, sanitary sewer, storm sewer, water line and asphalt driveway contained in the Deed from Cardinal Industries Development Corporation to Cardinal Retirement Village of Bedford, Limited Partnership, dated January 27, 1988 and recorded in Volume 88-0372, Page 66 of Cuyahoga County Records, and described as follows:

Situated in the City of Bedford, County of Cuyahoga and State of Ohio, and being part of Original Bedford Township Lot 25, being all out of the 6.243 acres tract of land described on Exhibit B of the deed to Cardinal Retirement Village Bedford, Limited Partnership, recorded in Volume 88-0372, page 66 of Cuyahoga County Records, being further described as follows:

Commencing at a point on the Easterly right of way line of Rockside Road, being 40 feet right of center line station 37 + 11.00 on the center line survey of Rockside Road dated May 1962 of record in the Cuyahoga County Engineer's Office; thence Northeasterly along said right of way line, being the arc of a curve to the right, having a radius of 3779.72 feet, a central angle of 4 deg. 58' 04", the chord of which bears North 54 deg. 07' 25" East 327.62 feet to the point of beginning; thence continuing along said right of way line, being a Westerly line of said 6.243 acre tract, and being the arc of curve to the right, having a radius of 3779.72 feet, a central angle of 1 deg. 42' 02", the chord of which bears North 57 deg. 33' 14" East 112.17 feet to a point; thence North 89 deg. 53' 32" East 198 feet, along a Northerly line of said 6.243 acre tract, Southerly line of a 6.601 acre tract of land described in a deed to Valleyfield Apartments of Bedford, Ltd., recorded in Volume 85-4202, Page 31 of Cuyahoga County Records, to a point; thence South 00 deg. 06' 28" East 60 feet to a point; thence South 89 deg. 53' 32" West 292.77 feet, along a line of said 6.263 acre tract, to the point of beginning.

Parcel No. 3

TOGETHER WITH the beneficial rights in and to that certain non-exclusive easement for storm sewer contained in the Deed from Cardinal Industries Development Corporation to Cardinal Retirement Village of Bedford, Limited Partnership, dated January 27, 1988 and recorded in Volume 88-0372, Page 66 of Cuyahoga County Records, and described as follows;

Situated in the City of Bedford, County of Cuyahoga and State of Ohio, and particularly described as follows:

Commencing at a point on the Easterly right of way line of Rockside Road being 40 feet right of center line station 37 + 11.00 on the center line survey of Rockside Road dated May 1962 of record in the Cuyahoga County Engineer's Office; thence Northeasterly along said right of way line, being the arc of a curve to the right, having a radius of 3779.72 feet, a central angle of 4 deg. 58' 04", the chord of which bears North 54 deg. 07' 25" East 327.62 feet to a point; thence along lines of said 6.423 acre tract the following 4 courses;

1.   North 89 deg. 53' 32" East 275 feet;
2.   South 42 deg. 19' 40" East 275 feet;
3.   North 47 deg. 40' 20" East 20 feet;
4.   South 42 deg. 19' 40" East 339.66 feet to the point of beginning;

thence North 47 deg. 40' 20" East 20 feet to a point; thence South 42 deg. 19' 40" East 30 feet to a point; thence South 47 deg. 40' 20" West 20 feet to a point; thence North 42 deg. 19' 40" West 30 feet to the point of beginning.

Parcel No. 4

TOGETHER WITH the beneficial rights in and to that certain non-exclusive easement for storm sewer, sanitary sewer, water line and asphalt driveway contained in the Deed from Cardinal Industries Development Corporation to Cardinal Retirement Village of Bedford, Limited Partnership, dated January 27, 1988 and recorded in Volume 88-0372, Page 66 of Cuyahoga County Records, and described as follows:



                                    EXHIBIT D

Situated in the City of Bedford, County of Cuyahoga and State of Ohio, and being a part of Original Bedford Township Lot 25, being all out of the 6.601 acre tract of land described in a deed to Valleyfield Apartments of Bedford, Ltd., recorded in Volume 85-4202, Page 31 of Cuyahoga County Records, and being more particularly described as follows:

Beginning at a point on the Easterly right of way line of Rockside Road being 40 feet right of the center line the most Westerly corner of said 6.601 acre tract; thence Northeasterly along said right of way line being the arc of a curve to the right, having a radius of 3779.72 feet, a central angle of 3 deg. 08' 18" the chord of which bears North 59 deg. 52' 38" East 207 feet to a point; thence South 10 deg. 22' 27" East 105.23 feet to a point on the Southerly line of said
6.601 acre tract; thence South 89 deg. 53' 32" West 198 feet along said line to the point of beginning.



                                    EXHIBIT D

                                    EXHIBIT E

                            (WYNDHAM LAKES PROPERTY)

PARCEL I:

A parcel of land lying in Sections 4 and 5, Township 4 South, Range 27 East, Jacksonville, DUVAL County, Florida, being more particularly described as follows to wit:

For a point of reference, commence at the point of intersection of the Southerly right of way line of Hartley Road (a 60 foot wide right of way) with the Westerly right of way line of Old St. Augustine Road (a 100 foot right of way) and run South 19 degrees57'00" East, along the Westerly right of way, a distance of 254.08 feet to a point for the Point of Beginning. From the Point of Beginning thus described continue South 19 degrees57'00" East, along said Westerly right of way line, a distance of 101.10 feet to the Northeasterly corner of that certain tract described in Instrument recorded in O.R. Book 5455, Page 531 of the Public Records of DUVAL County, Florida; run thence along the boundary of said tract, the following courses: First Course, Southwesterly along the arc of a curve concave Northwesterly with a radius of 30 feet, an arc distance of 57.75 feet to the point of tangency of said curve, said arc being subtended by a chord bearing and distance of South 35 degrees11'40" West, 49.24 feet; Second Course, North 89 degrees39'40" West, a distance of 475.72 feet; Third Course, South 00 degrees20'20" West, a distance of 25.00 feet to a point; Fourth Course, South 45 degrees20'20" West, a distance of 310.14 feet to a point; Fifth Course, South 44 degrees39'40" East, a distance of 270.01 feet to a point; Sixth Course, South 00 degrees23'40" East, a distance of 83.74 feet to a point; run thence South 89 degrees36'20" West a distance of 846.81 feet to a point; run thence North 01 degrees55'59" West, a distance of 12.28 feet to a point; run thence North 00 degrees19'20" West, a distance of 652.80 feet to a point; run thence South 89 degrees39'40" East, a distance of 1,350.87 feet to the Point of Beginning.

PARCEL II:

A part of the Southeast 1/4 of the Northeast 1/4 of Section 5, township 4 South, Range 27 East, Jacksonville, DUVAL County, Florida; being portions of those lands described in Instrument recorded in O.R. Book 1444, Page 142 and in O.R. Book 2813, Page 1004 of the Public Records of DUVAL County, Florida, being more particularly described as follows:

For a point of reference, commence at the Southwest corner of said Southeast 1/4 of the Northeast 1/4 and run South 89 degrees39'40" East along the South line of said Southeast 1/4 of the Northeast 1/4, a distance of 515.94 feet to the Point of Beginning of the land hereinafter to be described; run thence North 00 degrees00'06" West a distance of 100.00 feet; run thence South 89 degrees39'40" East a distance of 146.28 feet; run thence South 00 degrees00'40" East a distance of 50.00 feet; run thence South 89 degrees39'40" East a distance of
321.39 feet; run thence South 00 degrees06'24" West a distance of 50.00 feet to the South line of said Southeast 1/4 of the Northeast 1/4; run thence along said South line North 89 degrees39'40" West a distance of 467.59 feet to the Point of Beginning.

PARCEL III:

Together with easement rights as defined in GRANT OF EASEMENT dated February 7, 1986, recorded March 3, 1986 in O.R. Book 6093, Page 773, as affected by AMENDED AND CORRECTED GRANT OF EASEMENT dated December 21, 1992, recorded January 27, 1993 in O.R. Book 7505, Page 1154 in the Public Records of DUVAL County, Florida.

PARCEL IV:

Perpetual non-exclusive easements as defined in GRANT OF EASEMENT AGREEMENT dated December 21, 1992, recorded January 27, 1993 in O.R. Book 7505, Page 1161 in the Public records of DUVAL County, Florida.



                                    EXHIBIT E

PARCEL V:

Together with rights as defined in GRANT OF EASEMENT AND MODIFICATION OF EASEMENT dated April 27, 1993, recorded April 30, 1993 in O.R. Book 7567, Page 864 in the Public Records of DUVAL County, Florida.



                                    EXHIBIT E

                                    EXHIBIT F

                            (DUE DILIGENCE MATERIALS)



                                    EXHIBIT F

                                   EXHIBIT G

                            (CONTRACTS TO BE ASSUMED)

Amber Park
Dover Elevator
National Heating & Air Conditioning
ADT Security


Bella Vita
Dehart Alarm Systems
Comcast Cablevision


Gayton Terrace
Continental Cablevision
General Elevator
Automatic Laundry
Virginia Linen


Woodside Village
None


Wyndham Lakes
MediaOne Cable




                                    EXHIBIT G

                                    EXHIBIT H

                          (LEASE/MANAGEMENT AGREEMENTS)

[NOTE: THE ATTACHED FORMS RELATE TO THE GAYTON TERRACE PROPERTY AND THE WYNDHAM LAKES PROPERTY. THE DOCUMENTS FOR THE BELLA VITA PROPERTY WILL BE IN THE FORM OF THE WYNDHAM LAKES DOCUMENTS. TO THE EXTENT THAT SIMILAR TYPES OF DOCUMENTS WILL
    NEED TO BE EXECUTED FOR THE AMBER PARK PROPERTY OR THE WOODSIDE VILLAGE PROPERTY, THE PARTIES WILL EXECUTE DOCUMENTS IN THE SUBSTANTIALLY SAME FORM AS
  THOSE COMPRISING THIS EXHIBIT H, DEPENDING ON WHETHER THE STATE OF OHIO WILL
   REQUIRE A LEASE AND MANAGEMENT AGREEMENT OR A MANAGEMENT AGREEMENT ONLY.]



                                    EXHIBIT H

                                    EXHIBIT I

                                 (OTHER ASSETS)


Name                                                    Location
----                                                    --------
Amberwood                                               Port Richie, Florida
Baypoint Village                                        Hudson, Florida
Collier Park                                            Beaumont, Texas
Eastlake Terrace                                        Elkhart, Indiana
Kinghaven Manor                                         Riverview, Michigan
Lodge of Montgomery                                     Cincinnati, Ohio
Mallard Cove                                            Sharonville, Ohio
Northgate Park                                          Cincinnati, Ohio
Shorehaven Manor                                        Sterling Heights, Michigan
Tanglewood Trace                                        Mishawaka, Indiana
Woodside Village of Columbus                            Columbus, Ohio
Canterbury Woods                                        Attleboro, Massachusetts
Lakes                                                   Fort Myers, Florida
Vista Del Rio                                           Albuquerque, New Mexico



                                    EXHIBIT I
                                     Page 1